                                                                  EXECUTION COPY


                       AMENDED AND RESTATED LOAN AGREEMENT

                                      AMONG

                              WORLDPAGES.COM, INC.;

                                       AND

           THE FINANCIAL INSTITUTIONS WHOSE NAMES APPEAR AS LENDERS ON
                           THE SIGNATURE PAGES HEREOF;

                                      WITH

                              FLEET NATIONAL BANK,
                              AS SYNDICATION AGENT

                             BANK OF AMERICA, N.A.,
                                 AS ISSUING BANK

                             BANK OF AMERICA, N.A.,
                             AS ADMINISTRATIVE AGENT

                                       AND

                         BANC OF AMERICA SECURITIES LLC,
                        AS LEAD ARRANGER AND BOOK MANAGER


                           DATED AS OF MARCH 30, 2000



                     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                                ATLANTA, GEORGIA

                       AMENDED AND RESTATED LOAN AGREEMENT
                                      AMONG
                              WORLDPAGES.COM, INC.;
           THE FINANCIAL INSTITUTIONS WHOSE NAMES APPEAR AS LENDERS ON
                           THE SIGNATURE PAGES HEREOF;
                   FLEET NATIONAL BANK, AS SYNDICATION AGENT;
                             BANK OF AMERICA, N.A.,
                                 AS ISSUING BANK
                                       AND
                             BANK OF AMERICA, N.A.,
                             AS ADMINISTRATIVE AGENT


                                      INDEX

                                                                                                    Page
                                                                                                    ----
ARTICLE 1 - DEFINITIONS................................................................................1


ARTICLE 2 - LOANS.....................................................................................18

   SECTION 2.1       THE LOANS AND LETTER OF CREDIT...................................................18
   SECTION 2.2       MANNER OF BORROWING AND DISBURSEMENT.............................................19
   SECTION 2.3       INTEREST.........................................................................21
   SECTION 2.4       FEES.............................................................................23
   SECTION 2.5       MANDATORY COMMITMENT REDUCTIONS..................................................24
   SECTION 2.6       OPTIONAL REVOLVING LOAN COMMITMENT REDUCTIONS AND PREPAYMENTS....................26
   SECTION 2.7       REPAYMENTS.......................................................................26
   SECTION 2.8       NOTES; LOAN ACCOUNTS.............................................................27
   SECTION 2.9       MANNER OF PAYMENT................................................................28
   SECTION 2.10      REIMBURSEMENT....................................................................29
   SECTION 2.11      PRO RATA TREATMENT...............................................................30
   SECTION 2.12      CAPITAL ADEQUACY.................................................................30
   SECTION 2.13      LENDER TAX FORMS.................................................................31
   SECTION 2.14      REPLACEMENT OF LENDERS...........................................................31
   SECTION 2.15      LETTERS OF CREDIT................................................................32

ARTICLE 3 - CONDITIONS PRECEDENT......................................................................34

   SECTION 3.1       CONDITIONS PRECEDENT TO INITIAL ADVANCE..........................................37
   SECTION 3.2       CONDITIONS PRECEDENT TO EACH ADVANCE.............................................39
   SECTION 3.3       CONDITIONS PRECEDENT TO ISSUANCE OF LETTERS OF CREDIT............................40

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES............................................................40

   SECTION 4.1       REPRESENTATIONS AND WARRANTIES...................................................40
   SECTION 4.2       SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC..................................47

ARTICLE 5 - GENERAL COVENANTS.........................................................................47

   SECTION 5.1       PRESERVATION OF EXISTENCE AND SIMILAR MATTERS....................................48
   SECTION 5.2       BUSINESS; COMPLIANCE WITH APPLICABLE LAW.........................................48
   SECTION 5.3       MAINTENANCE OF PROPERTIES........................................................48
   SECTION 5.4       ACCOUNTING METHODS AND FINANCIAL RECORDS.........................................48



   SECTION 5.5       INSURANCE........................................................................48
   SECTION 5.6       PAYMENT OF TAXES AND CLAIMS......................................................49
   SECTION 5.7       COMPLIANCE WITH ERISA............................................................49
   SECTION 5.8       VISITS AND INSPECTIONS...........................................................51
   SECTION 5.9       PAYMENT OF INDEBTEDNESS..........................................................51
   SECTION 5.10      USE OF PROCEEDS..................................................................51
   SECTION 5.11      INDEMNITY........................................................................51
   SECTION 5.12      COVENANTS REGARDING ACQUISITIONS AND PURCHASE OR FORMATION OF SUBSIDIARIES.......52
   SECTION 5.13      PAYMENT OF WAGES.................................................................53
   SECTION 5.14      FURTHER ASSURANCES...............................................................53
   SECTION 5.15      INTEREST RATE HEDGING............................................................53

ARTICLE 6 - INFORMATION COVENANTS.....................................................................54

   SECTION 6.1       QUARTERLY FINANCIAL STATEMENTS AND INFORMATION...................................54
   SECTION 6.2       ANNUAL FINANCIAL STATEMENTS AND INFORMATION......................................54
   SECTION 6.3       PERFORMANCE CERTIFICATES.........................................................54
   SECTION 6.4       COPIES OF OTHER REPORTS..........................................................55
   SECTION 6.5       NOTICE OF LITIGATION AND OTHER MATTERS...........................................55

ARTICLE 7 - NEGATIVE COVENANTS........................................................................56

   SECTION 7.1       INDEBTEDNESS OF THE BORROWER AND ITS SUBSIDIARIES................................57
   SECTION 7.2       LIMITATION ON LIENS..............................................................57
   SECTION 7.3       AMENDMENT AND WAIVER.............................................................57
   SECTION 7.4       LIQUIDATION, MERGER OR DISPOSITION OF ASSETS.....................................58
   SECTION 7.5       LIMITATION ON GUARANTIES.........................................................58
   SECTION 7.6       INVESTMENTS AND ACQUISITIONS.....................................................58
   SECTION 7.7       RESTRICTED PAYMENTS..............................................................59
   SECTION 7.8       TOTAL LEVERAGE RATIO.............................................................60
   SECTION 7.9       SENIOR LEVERAGE RATIO............................................................60
   SECTION 7.10      INTEREST COVERAGE RATIO..........................................................61
   SECTION 7.11      FIXED CHARGE COVERAGE RADIO......................................................61
   SECTION 7.12      AFFILIATE TRANSACTIONS...........................................................61
   SECTION 7.13      REAL ESTATE......................................................................62
   SECTION 7.14      ERISA LIABILITIES................................................................62

ARTICLE 8 - DEFAULT...................................................................................62

   SECTION 8.1       EVENTS OF DEFAULT................................................................62
   SECTION 8.2       REMEDIES.........................................................................65
   SECTION 8.3       PAYMENTS SUBSEQUENT TO DECLARATION OF EVENT OF DEFAULT...........................68

ARTICLE 9 - THE ADMINISTRATIVE AGENT..................................................................68

   SECTION 9.1       APPOINTMENT AND AUTHORIZATION....................................................68
   SECTION 9.2       INTEREST HOLDERS.................................................................68
   SECTION 9.3       CONSULTATION WITH COUNSEL........................................................69
   SECTION 9.4       DOCUMENTS........................................................................69
   SECTION 9.5       ADMINISTRATIVE AGENT AND AFFILIATES..............................................69
   SECTION 9.6       RESPONSIBILITY OF THE ADMINISTRATIVE AGENT.......................................69
   SECTION 9.7       ACTION BY THE ADMINISTRATIVE AGENT...............................................69
   SECTION 9.8       NOTICE OF DEFAULT OR EVENT OF DEFAULT............................................70
   SECTION 9.9       RESPONSIBILITY DISCLAIMED........................................................70
   SECTION 9.10      INDEMNIFICATION..................................................................71
   SECTION 9.11      CREDIT DECISION..................................................................71
   SECTION 9.12      SUCCESSOR ADMINISTRATIVE AGENT...................................................72
   SECTION 9.13      DELEGATION OF DUTIES.............................................................72


                                             -ii-


   SECTION 9.14      BORROWER'S RIGHT TO PROCEED AGAINST LENDERS......................................72

ARTICLE 10 - CHANGE IN CIRCUMSTANCES AFFECTING LIBOR ADVANCES.........................................73

   SECTION 10.1      LIBOR BASIS DETERMINATION INADEQUATE OR UNFAIR...................................73
   SECTION 10.2      ILLEGALITY.......................................................................73
   SECTION 10.3      INCREASED COSTS..................................................................73
   SECTION 10.4      EFFECT ON OTHER ADVANCES.........................................................75

ARTICLE 11 - MISCELLANEOUS............................................................................75

   SECTION 11.1      NOTICES..........................................................................75
   SECTION 11.2      EXPENSES.........................................................................76
   SECTION 11.3      WAIVERS..........................................................................77
   SECTION 11.4      SET-OFF..........................................................................77
   SECTION 11.5      ASSIGNMENT.......................................................................78
   SECTION 11.6      ACCOUNTING PRINCIPLES............................................................80
   SECTION 11.7      COUNTERPARTS.....................................................................80
   SECTION 11.8      GOVERNING LAW....................................................................80
   SECTION 11.9      SEVERABILITY.....................................................................81
   SECTION 11.10     INTEREST.........................................................................81
   SECTION 11.11     TABLE OF CONTENTS AND HEADINGS...................................................81
   SECTION 11.12     AMENDMENT AND WAIVER.............................................................81
   SECTION 11.13     ENTIRE AGREEMENT.................................................................82
   SECTION 11.14     OTHER RELATIONSHIPS..............................................................82
   SECTION 11.15     DIRECTLY OR INDIRECTLY...........................................................82
   SECTION 11.16     RELIANCE ON AND SURVIVAL OF VARIOUS PROVISIONS...................................82
   SECTION 11.17     OBLIGATIONS SEVERAL..............................................................82
   SECTION 11.18     CONFIDENTIALITY..................................................................82

ARTICLE 12 - WAIVER OF JURY TRIAL.....................................................................83

   SECTION 12.1      WAIVER OF JURY TRIAL.............................................................83

                                    EXHIBITS

Exhibit  A    -      Form of Assignment and Assumption Agreement
Exhibit  B    -      Form of Borrower Pledge Agreement
Exhibit  C    -      Form of Borrower Security Agreement
Exhibit  D    -      Form of Certificate of Financial Condition
Exhibit  E    -      Form of Note
Exhibit  F    -      Form of Request for Advance
Exhibit  G    -      Form of Request for Issuance of Letter of Credit
Exhibit  H    -      Form of Subsidiary Guaranty
Exhibit  I    -      Form of Subsidiary Pledge Agreement
Exhibit  J    -      Form of Subsidiary Security Agreement
Exhibit  K    -      Form of Borrower Loan Certificate
Exhibit  L    -      Form of Subsidiary Loan Certificate
Exhibit  M    -      Form of Performance Certificate


                                    SCHEDULES

Schedule 1    Liens
Schedule 2    Subsidiaries and Non-Material Subsidiaries
Schedule 3    Litigation
Schedule 4    Affiliate Transactions
Schedule 5    Indebtedness
Schedule 6    Trademarks, Patents, Copyrights
Schedule 7    Lenders' Addresses

                       AMENDED AND RESTATED LOAN AGREEMENT
                                      AMONG
                              WORLDPAGES.COM, INC.;
           THE FINANCIAL INSTITUTIONS WHOSE NAMES APPEAR AS LENDERS ON
                           THE SIGNATURE PAGES HEREOF;
                   FLEET NATIONAL BANK, AS SYNDICATION AGENT;
                             BANK OF AMERICA, N.A.,
                                 AS ISSUING BANK
                                       AND
                             BANK OF AMERICA, N.A.,
                             AS ADMINISTRATIVE AGENT


                              W I T N E S S E T H:
                               - - - - - - - - - -


         WHEREAS, the Borrower has requested that the Lenders and the Issuing Bank make available to the Borrower certain credit facilities and financial accommodations as more fully described herein; and

         WHEREAS, the Lenders and the Issuing Bank are willing to extend such financing to the Borrower subject to the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are acknowledged by the parties hereto, it is hereby agreed as follows:


                                    ARTICLE 1

                                   DEFINITIONS

         For the purposes of this Agreement:

         "ACQUIRED COMPANIES" shall mean, collectively, YPtel Corporation, YPtel, Inc., Pacific Coast Publishing, Ltd., Web YP, Inc., Big Stuff, Inc., ACG Holding Co., 1+ USA V Acquisition Corp. and ACG Exchange Co., and each Affiliate of the foregoing acquired by the Borrower or its Subsidiaries.

         "ACQUISITION" shall mean (whether by purchase, lease, exchange, issuance of stock or other equity or debt securities, merger, reorganization or any other method): (a) any acquisition by the Borrower or any Subsidiary of the Borrower of any other Person, which Person shall then become consolidated with the Borrower or any such Subsidiary in accordance with GAAP; (b) any acquisition by the Borrower or any Subsidiary of the Borrower of all or any substantial part of the assets of any other Person; or (c) any other acquisition by the Borrower or any

Subsidiary of the Borrower of the assets of another Person which acquisition is not in the ordinary course of business for the Borrower or such Subsidiary.

         "ADMINISTRATIVE AGENT" shall mean Bank of America, N.A., in its capacity as Administrative Agent for the Lenders and the Issuing Bank, or any successor Administrative Agent appointed pursuant to Section 9.12 hereof.

         "ADMINISTRATIVE AGENT'S OFFICE" shall mean the office of the Administrative Agent located at 555 S. Flower Street, 11th Floor, Unit 3283, Los Angeles, California 90071, or such other office as may be designated pursuant to the provisions of Section 11.1 hereof.

         "ADVANCE" shall mean amounts advanced by the Lenders to the Borrower pursuant to Article 2 hereof on the occasion of any borrowing and having the same Interest Rate Basis and Interest Period; and "ADVANCES" shall mean more than one Advance.

         "AFFILIATE" shall mean, with respect to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such first Person. As used in this definition, "CONTROL" (including, with its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

         "AGREEMENT" shall mean this Loan Agreement, as amended, supplemented, restated or otherwise modified from time to time.

         "AGREEMENT DATE" shall mean March 30, 2000.

         "APPLICABLE LAW" shall mean, in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, including, without limitation, the Communications Act, zoning ordinances and all Environmental Laws, and all orders, decisions, judgments and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

         "APPLICABLE MARGIN" shall mean the interest rate margin applicable to Base Rate Advances and LIBOR Advances, as the case may be, in each case as determined in accordance with Section 2.3(f) hereof.

         "ASSIGNMENT AND ASSUMPTION AGREEMENT" shall mean any Assignment and Assumption Agreement substantially in the form of EXHIBIT A attached hereto pursuant to which any Lender, as further provided in Section 11.5 hereof, sells a portion of its Revolving Loan Commitment and/or Loans.

         "AUTHORIZED SIGNATORY" shall mean such senior personnel of a Person as may be duly authorized and designated in writing from time to time by such Person to execute documents, agreements and instruments on behalf of such Person.

         "AVAILABLE LETTER OF CREDIT COMMITMENT" shall mean, at any time, the lesser of (a)(i) $3,000,000.00 MINUS (ii) all Letter of Credit Obligations then outstanding, and (b)(i) the Revolving Loan Commitments on such date MINUS
(ii) the aggregate amount of all Loans and Letter of Credit Obligations then outstanding."

         "AVAILABLE REVOLVING LOAN COMMITMENT" shall mean, as of any date, (a) the Revolving Loan Commitments on such date MINUS (b) the aggregate amount of all Loans and Letter of Credit Obligations then outstanding.

         "BASE RATE" shall mean, at any time, a fluctuating interest rate per annum equal to the higher of (i) the rate of interest quoted from time to time by the Administrative Agent as its "prime rate" or "base rate" or (ii) the Federal Funds Rate PLUS one-half of one percent (0.50%). The Base Rate is not necessarily the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit.

         "BASE RATE ADVANCE" shall mean an Advance which the Borrower requests to be made as a Base Rate Advance or is converted to a Base Rate Advance, in accordance with the provisions of Section 2.2 hereof, and which shall be in a principal amount of at least $1,000,000.00, and in an integral multiple of $500,000.00.

         "BASE RATE BASIS" shall mean a simple interest rate equal to the sum of (i) the Base Rate and (ii) the Applicable Margin for Base Rate Advances. The Base Rate Basis shall be adjusted automatically as of the opening of business on the effective date of each change in the Base Rate to account for such change.

         "BORROWER" shall mean WorldPages.com, Inc. (f/k/a Advanced Communications Group, Inc.), a Delaware corporation.

         "BORROWER PLEDGE AGREEMENT" shall mean that certain Borrower Pledge Agreement dated even date herewith between the Borrower and the Administrative Agent, for itself and on behalf of the Issuing Bank and the Lenders, substantially in the form of EXHIBIT B attached hereto.

         "BORROWER SECURITY AGREEMENT" shall mean that certain Borrower Security Agreement dated even date herewith between the Borrower and the Administrative Agent, for itself and on behalf on the Issuing Bank and the Lenders, substantially in the form of EXHIBIT C attached hereof.

         "BUSINESS DAY" shall mean a day on which banks and foreign exchange markets are open for the transaction of business required for this Agreement in Los Angeles, California, New York, New York and London, England, as relevant to the determination to be made or the action to be taken.

         "CAPITAL EXPENDITURES" shall mean, for any period, expenditures (including the aggregate amount of Capitalized Lease Obligations required to be paid during such period) incurred by any Person to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs and maintenance) during such period, which would be required to be capitalized on the balance sheet of such Person in accordance with GAAP.

         "CAPITAL STOCK" shall mean, as applied to any Person, any ownership interests or capital stock of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

         "CAPITALIZED LEASE OBLIGATION" shall mean that portion of any obligation of a Person as lessee under a lease, which at the time would be required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

         "CERTIFICATE OF FINANCIAL CONDITION" shall mean that certain Certificate of Financial Condition dated February 23, 2000, substantially in the form of EXHIBIT D attached hereto, signed by the chief financial officer of the Borrower, together with any schedules, exhibits or annexes appended thereto.

         "CHANGE OF CONTROL" shall mean the occurrence of any of the following events:

                  (a) (i) any consolidation or merger of the Borrower with or into any other corporation or other entity or person (whether or not the Borrower is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in excess of 50% of the Borrower's voting power is transferred through a merger, consolidation, tender offer or similar transaction, or (ii) any person, (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than one (1) or more of the Permitted Holders, together with its affiliates and associates (as such terms are defined in Rule 405 under the Act), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 50% of the Borrower's voting power.;

                  (b) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the board of directors of the Borrower (together with any new directors whose election by the board of directors of the Borrower or whose nomination for election by the shareholders of the Borrower was approved by a vote of fifty-one percent (51%) of the directors of the Borrower then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office; or

                  (c) Richard O'Neal shall fail, for any reason, to (i) be a member of the board of directors of the Borrower, or any successor of the Borrower, or (ii) be the "beneficial owner"

(as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of seventy percent (70%) or more of the Capital Stock of the Borrower so owned by him as of February 23, 2000.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "COLLATERAL" shall mean any property of any kind constituting collateral for the Obligations under any of the Security Documents.

         "COMMERCIAL LETTER OF CREDIT" shall mean a documentary letter of credit issued in respect of the purchase of goods or services by the Borrower or its Subsidiaries by the Issuing Bank in accordance with the terms hereof.

         "COMMITMENTS" shall mean, collectively, the Revolving Loan Commitments and the Letter of Credit Commitments.

         "COMMITMENT RATIO" shall mean the percentage in which a Lender is severally bound to fund their respective portion of Advances to the Borrower under the Revolving Loan Commitments, which percentages are set forth below (together with dollar amounts) as of the Agreement Date (and which may change from time to time pursuant to the terms hereof):

                                            Approximate            Dollar
Lenders                                     Percentage           Commitment
- -------                                     ----------           ----------

Bank of America, N.A.                       66.6666667%        $40,000,000.00
Fleet National Bank                         33.3333333%        $20,000,000.00
                                            ==========         ==============
                                              100.00%          $60,000,000.00

         "COMMUNICATIONS ACT" shall mean the Communications Act of 1934, as amended, and any similar or successor federal statute, and the rules, regulations and policies of the FCC thereunder, all as the same may be in effect from time to time.

         "CONTINUE", "CONTINUATION" and "CONTINUED" shall mean the continuation pursuant to Article 2 hereof of a LIBOR Advance as a LIBOR Advance from one Interest Period to a different Interest Period.

         "CONVERT", "CONVERSION" and "CONVERTED" shall mean a conversion pursuant to Article 2 hereof of a LIBOR Advance into a Base Rate Advance or of a Base Rate Advance into a LIBOR Advance, as applicable.

         "CONVERTIBLE DEBENTURE PURCHASE AGREEMENT" shall mean that certain convertible debenture purchase agreement dated February 23, 2000 among the Borrower and the Subordinated Lenders.

         "DEBENTURES" shall mean those certain 5% Convertible Debentures due February 23, 2006 among the Subordinated Lenders and the Borrower.

         "DEFAULT" shall mean any Event of Default, and any of the events specified in Section 8.1 hereof, regardless of whether there shall have occurred any passage of time or giving of notice, or both, that would be necessary in order to constitute such event an Event of Default.

         "DEFAULT RATE" shall mean a simple per annum interest rate equal to the sum of (a) the applicable Interest Rate Basis and (b) two percent (2.0%).

         "EBITDA" shall mean for any period, with respect to the Borrower and its Subsidiaries on a consolidated basis, the sum of, (a) Net Income of the Borrower and its Subsidiaries for such period (in each case, which for purposes of this paragraph shall include one hundred percent (100%) of all corporate overhead), PLUS, (b) to the extent deducted in determining such Net Income, the sum of (i) depreciation, (ii) amortization, (iii) Interest Expense, (iv) income taxes paid, (v) for all periods ending prior to July 1, 2000, Prototype Expenses in an aggregate amount not to exceed $3,000,000.00, (vi) all other non-cash items, (vii) any extraordinary losses and (viii) for all periods prior to December 31, 2001, net losses relating to the Internet Subsidiaries for such period, MINUS (c) any extraordinary gains for such period. In the case of the Acquired Companies on February 23, 2000 and in cases where the Borrower has acquired yellow pages business operations after February 23, 2000, the acquired Person's actual monthly EBITDA during the twelve (12) months prior to the acquisition shall be included in the calculation of the Borrower's EBITDA on a pro forma basis for each of the twelve (12) months after such Acquisition to the extent those periods are not included in the actual results from operations for such acquired Person, and adjustments reasonably satisfactory to the Administrative Agent may be made to reflect on a pro-forma basis operating cost savings reasonably expected to result from such Acquisition.

         "EMPLOYEE PENSION PLAN" shall mean any Plan which is maintained by the Borrower, any of its Subsidiaries or any ERISA Affiliate.

         "ENVIRONMENTAL LAWS" shall mean, collectively, all applicable federal, state or local laws, statutes, rules, regulations or ordinances, codes, common law, consent agreements, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to public health, safety or the pollution or protection of the environment, including, without limitation, those relating to releases, discharges, emissions, spills, leaching, or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited, or regulated substances, including, without limitation, any such provisions under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et seq.).

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as in effect from time to time.

         "ERISA AFFILIATE" shall mean any Person, including, without limitation, a Subsidiary or an Affiliate of the Borrower, that is a member of any group of organizations of which the Borrower is a member and which is covered by a Plan.

         "EURODOLLAR RESERVE PERCENTAGE" shall mean the percentage which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, as the maximum reserve requirement applicable with respect to Eurocurrency Liabilities (as that term is defined in the aforementioned Regulation D), whether or not any Lender has any such Eurocurrency Liabilities subject to such reserve requirement at that time.

         "EVENT OF DEFAULT" shall mean any of the events specified in Section
8.1 hereof, PROVIDED that any requirement for notice or lapse of time, or both, has been satisfied.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "EXCHANGE AND VOTING TRUST AGREEMENT" shall mean that certain exchange and voting trust agreement dated October 26, 1999 among the Borrower, ACG Holding Company, ACG Exchange Company, certain holders of YPtel Corporation shares and the J.L.R. Family Trust and the Paisley Family Trust.

         "FCC" shall mean the Federal Communications Commission, or any other similar or successor agency of the federal government administering the Communications Act.

         "FEDERAL FUNDS RATE" shall mean, as of any date, the weighted average of the rates on overnight federal funds transactions with the members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business
Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

         "FIXED CHARGES" shall mean, as of any calculation date, for the twelve
(12) calendar month period immediately preceding such date, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) Interest Expense for such period, (b) commitment and other fees incurred in connection with this Agreement during such period, (c) all scheduled principal repayments with respect to any Indebtedness for Money Borrowed (other than the Loans) during such period, (d) all Scheduled Loan Payments made during such period, (e) taxes paid in cash during such period, (f) Capital Expenditures made by the Borrower and its Subsidiaries (other than from the reinvestment of the Net Proceeds of any asset sale and insurance or condemnation proceeding, to the extent permitted hereunder) during such period and (g) Net Internet Losses during such period.

         "FOREIGN SUBSIDIARY" shall mean any Subsidiary which is organized in a jurisdiction other than the United States of America.

         "GAAP" shall mean, as in effect from time to time, generally accepted accounting principles in the United States, consistently applied.

         "GUARANTY" or "GUARANTEED," as applied to an obligation, shall mean and include (a) a guaranty, direct or indirect, in any manner, of all or any part of such obligation, and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, any reimbursement obligations as to amounts drawn down by beneficiaries of outstanding letters of credit or capital call requirements.

         "INDEBTEDNESS" shall mean, with respect to any Person, and without duplication, (a) all items, except items of shareholders', members' and partners' equity or capital stock or surplus or general contingency or deferred tax reserves, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, including, without limitation, with respect to any secured non-recourse obligations of such Person, the fair market value of the property or asset securing such obligation (if less than the amount of such obligation), but excluding accounts payable, accrued expenses (including taxes) and customer advance payments incurred in the ordinary course of business, (b) all direct or indirect obligations of any other Person secured by any Lien to which any property or asset owned by such Person is subject, but only to the extent of the higher of the fair market value or the book value of the property or asset subject to such Lien (if less than the amount of such obligation), if the obligation secured thereby shall not have been assumed, (c) to the extent not otherwise included, all Capitalized Lease Obligations of such Person and all obligations of such Person with respect to leases constituting part of a sale and lease-back arrangement, (d) all reimbursement obligations with respect to outstanding letters of credit, (e) to the extent not otherwise included, all obligations subject to Guaranties of such Person or its Subsidiaries, and (f) all obligations, determined on a marked-to-market basis on the calculation date, of such Person under Interest Hedge Agreements.

         "INDEBTEDNESS FOR MONEY BORROWED" shall mean, with respect to any Person, Indebtedness for money borrowed and Indebtedness represented by notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments, all Indebtedness upon which interest charges are customarily paid (other than trade payables arising in the ordinary course of business, but only if and so long as such accounts are payable on customary trade terms), all Capitalized Lease Obligations, all reimbursement obligations with respect to outstanding letters of credit, all Indebtedness issued or assumed as full or partial payment for property or services (other than trade payables arising in the ordinary course of business, but only if and so long as such accounts are payable on customary trade terms), whether or not any such notes, drafts, obligations or Indebtedness represent Indebtedness for money borrowed, and, without duplication, Guaranties of any of the foregoing. For purposes of this definition, interest which is accrued but not paid on the scheduled due date for such interest shall be deemed Indebtedness for Money Borrowed.

         "INDEMNITEE" shall have the meaning ascribed thereto in Section 5.11 hereof.

         "INTEREST EXPENSE" shall mean, for any period, all cash interest expense (including imputed interest with respect to Capitalized Lease Obligations but excluding payment-in-kind interest or other types of capitalized interest and amortization of deferred costs of Indebtedness for Money Borrowed) with respect to any Indebtedness for Money Borrowed of the Borrower and its Subsidiaries on a consolidated basis during such period pursuant to the terms of such Indebtedness for Money Borrowed, together with all fees payable in respect thereof (excluding the underwriting fee paid on February 23, 2000 in connection with the credit facilities hereunder and any fees paid in connection with consents, amendments or waivers hereunder), all as calculated in accordance with GAAP.

         "INTEREST HEDGE AGREEMENTS" shall mean, collectively, the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

         "INTEREST PERIOD" shall mean: (a) in connection with any Base Rate Advance, the period beginning on the date such Advance is made or the date on which a LIBOR Advance is Converted to a Base Rate Advance and ending on the last day of the calendar quarter in which such Advance is made as or Converted to a Base Rate Advance, PROVIDED, HOWEVER, that if an Advance is made as or Converted to a Base Rate Advance on the last day of any calendar quarter, it shall have an Interest Period ending on, and its Payment Date shall be, the last day of the following calendar quarter; and (b) in connection with any LIBOR Advance, the term of such Advance selected by the Borrower or otherwise determined in accordance with this Agreement. Notwithstanding the foregoing, however, (i) any applicable Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless, with respect to LIBOR Advances only, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any applicable Interest Period, with respect to LIBOR Advances only, which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall (subject to clause (i) above) end on the last day of such calendar month, and (iii) the Borrower shall not select an Interest Period which extends beyond the Maturity Date, or such earlier date as would interfere with the Borrower's repayment obligations under Section 2.4 or 2.6 hereof. Interest shall be due and payable with respect to any Advance as provided in Section 2.3 hereof.

         "INTEREST RATE BASIS" shall mean the Base Rate Basis or the LIBOR Basis, as appropriate.

         "INTERNET SUBSIDIARIES" shall mean, collectively, Web YP, Inc. and Big Stuff, Inc., and any other Subsidiaries of the Borrower engaged in businesses involving or being conducted over the internet.

         "INVESTMENT" shall mean, with respect to the Borrower or any of its Subsidiaries, (a) any loan, advance or extension of credit (other than to customers in the ordinary course of business) by such Person to, or any Guaranty or other contingent liability with respect to the capital stock, indebtedness or other obligations of, or any contributions to the capital of, any other Person, or any ownership, purchase or other acquisition by such Person of any interest in any capital stock, limited partnership interests, general partnership interest, or other securities of such other Person, other than an Acquisition, and (b) all expenditures by the Borrower or any of its Subsidiaries relating to the foregoing.

         "`ISSUING BANK' shall mean Bank of America, N.A., as issuer of the Letters of Credit, and its successors and assigns hereunder."

         "KNOWN TO THE BORROWER", "TO THE KNOWLEDGE OF THE BORROWER" and each other like phrase shall mean known by or reasonably should have been known by the executive officers of the Borrower (which shall include, without limitation, the chief executive officer, the chief operating officer, the chief financial officer and the general counsel, if any, or any vice president of the Borrower) at the time the event occurred.

         "LENDERS" shall mean, collectively, the Persons whose names appear as "LENDERS" on the signature pages hereof and any other Person which becomes a "LENDER" hereunder after the Agreement Date and for purposes of determining the secured parties under any Loan Document only, shall include all other holders of Obligations; and "LENDER" shall mean any one of the foregoing Lenders.

         "LETTER OF CREDIT OBLIGATIONS" shall mean, at any time, the sum of (a) an amount equal to the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit (including the amount to which any such Letter of Credit can be reinstated pursuant to the terms hereof); and (b) an amount equal to the aggregate, but unreimbursed, drawings on any Letters of Credit.

         "LETTER OF CREDIT RESERVE ACCOUNT" shall mean any account maintained by the Administrative Agent for the benefit of the Issuing Bank, the proceeds of which shall be applied as provided in Section 8.2(g) hereof.

         "LETTERS OF CREDIT" shall mean, collectively, Standby Letters of Credit and Commercial Letters of Credit issued by the Issuing Bank on behalf of the Borrower or its Subsidiaries from time to time in accordance with the terms hereof.

         "LIBOR" shall mean, for any Interest Period, the average of the interest rates per annum at which deposits in United States Dollars for such Interest Period are offered to the Administrative Agent in the Eurodollar market at approximately 11:00 a.m. (London, England time) two (2) Business Days before the first day of such Interest Period, in an amount approximately equal to the principal amount of, and for a length of time approximately equal to the Interest Period for, the LIBOR Advance sought by the Borrower.

         "LIBOR ADVANCE" shall mean an Advance which the Borrower requests to be made or Continued as, or Converted to, a LIBOR Advance in accordance with the provisions of Section 2.2 hereof, and which shall be in a principal amount of at least $1,000,000.00 and in an integral multiple of $500,000.00.

         "LIBOR BASIS" shall mean a simple per annum interest rate (rounded upward, if necessary, to the nearest one-hundredth (1/100th) of one percent (1%)) equal to the sum of (a) the quotient of (i) the LIBOR divided by (ii) the difference between (x) one (1) and (y) the Eurodollar Reserve Percentage, if any, stated as a decimal, and (b) the Applicable Margin for LIBOR Advances. The LIBOR Basis shall apply to Interest Periods of one (1), two (2), three (3) or six (6) months, and, once determined, shall remain unchanged during the applicable Interest Period, except for changes to reflect adjustments in the Eurodollar Reserve Percentage. The LIBOR Basis for any LIBOR Advance shall be adjusted as of the effective date of any change in the Eurodollar Reserve Percentage.

         "LIEN" shall mean, with respect to any property, any mortgage, lien, pledge, negative pledge or other agreement not to pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether created by statute, contract, the common law or otherwise, and whether or not choate, vested or perfected.

         "LOANS" shall mean, collectively, those amounts advanced by the Lenders to the Borrower under the Revolving Loan Commitments and evidenced by the Notes; and "LOAN" shall mean any one of the foregoing Loans.

         "LOAN DOCUMENTS" shall mean this Agreement, the Notes, the Security Documents, all Requests for Advance, all Letters of Credit, all Interest Hedge Agreements between the Borrower, on the one hand, and the Administrative Agent and the Lenders, or any of them, or their Affiliates (or Persons that were Lenders or their Affiliates at the time any Interest Hedge Agreement were entered into), on the other hand, any fee letter agreements and all other agreements, certificates, documents, instruments and other writings executed or delivered by the Borrower or its Subsidiaries in connection with or contemplated by this Agreement.

         "MARGIN STOCK" shall have the meaning ascribed thereto in Section 4.1(m) hereof.

         "MATERIALLY ADVERSE EFFECT" shall mean (a) any materially adverse effect upon the business, assets, liabilities, financial condition, results of operations or properties of the Borrower and its Subsidiaries on a consolidated basis, taken as a whole, or (b) a materially adverse effect upon the binding nature, validity, or enforceability of this Agreement and the Notes; in either case, whether resulting from any single act, omission, situation, status, event or undertaking, or taken together with other such acts, omissions, situations, statuses, events or undertakings.

         "MATURITY DATE" shall mean February 23, 2005, or such earlier date as payment of the Loans shall be due (whether by acceleration, reduction of the Revolving Loan Commitments to zero or otherwise).

         "MULTIEMPLOYER PLAN" shall mean a multiemployer pension plan as defined in Section 3(37) of ERISA to which the Borrower, any of its Subsidiaries or any ERISA Affiliate is or has been required to contribute.

         "NECESSARY AUTHORIZATIONS" shall mean, collectively, all approvals and licenses from, and all filings and registrations with, any governmental or other regulatory authority, including, without limitation, all approvals, licenses, filings and registrations under the Communications Act.

         "NET DEBT PROCEEDS" shall mean, with respect to the issuance of Indebtedness (other than Indebtedness permitted under Section 7.1 hereof) by the Borrower or any of its Subsidiaries, the difference between (a) the gross principal amount of such Indebtedness issued and (b) reasonable and customary transaction costs payable by the Borrower or any of its Subsidiaries, as the case may be, in connection with such issuance.

         "NET EQUITY PROCEEDS" shall mean, with respect to any primary sale or issuance of any Capital Stock of the Borrower (other than in connection with any employee stock option plans, stock purchase plans and 401(k) plans maintained or established by the Borrower), the difference between (a) the gross sales price for the Capital Stock being sold and (b) reasonable and customary transaction costs payable by the Borrower, as the case may be, in connection with such sale.

         "NET INCOME" shall mean for the Borrower and its Subsidiaries on a consolidated basis, for any period, net income determined in accordance with GAAP.

         "NET INTERNET LOSSES" shall mean, for any period, the sum of (a) all net operating losses of the Internet Subsidiaries during such period and (b) all Investments in portal agreements by the Internet Subsidiaries during such period.

         "NET PROCEEDS" shall mean, with respect to any sale, lease, transfer or other disposition of assets by the Borrower or any of its Subsidiaries, the difference between (a) the aggregate amount of cash received for such assets (including, without limitation, any payments received for non-competition covenants, consulting or management fees in connection with such sale, and any portion of the amount received evidenced by a promissory note or other evidence of Indebtedness issued by the purchaser), MINUS (b) the sum of (i) amounts reserved, if any, for taxes payable with respect to any such sale (after application (assuming application first to such reserves) of any available losses, credits or other offsets), (ii) reasonable and customary transaction costs properly attributable to such transaction and payable by the Borrower or any of its Subsidiaries (other than to an Affiliate of the Borrower) in connection with such sale, lease, transfer or other disposition of assets, including, without limitation, commissions, and (iii) until actually received by the Borrower or any of its Subsidiaries, any portion of the amount received held in escrow or evidenced by a promissory note or other evidence of Indebtedness issued by a purchaser or non-compete, consulting or management agreement or covenant or otherwise for which compensation is paid over time. Upon receipt by the Borrower or any of its Subsidiaries of (1) amounts referred to in item (b)(iii) of the preceding sentence, or (2) if there shall occur any reduction in the tax reserves referred to in item (b)(i) of the preceding sentence resulting in a payment to the Borrower or its Subsidiaries, such amounts shall then be deemed to be "Net Proceeds."

         "NON-MATERIAL SUBSIDIARIES" shall mean, collectively, each Subsidiary of the Borrower which (a) is set forth on SCHEDULE 2 attached hereto and (b) after the Agreement Date, the Administrative Agent designates in writing as not material; and "NON-MATERIAL SUBSIDIARY" shall mean any one of the foregoing.

         "NONPERFORMING LENDER" shall have the meaning ascribed thereto in
Section 9.14 hereof.

         "NOTES" shall mean, collectively, those certain promissory notes in the aggregate original principal amount equal to the Revolving Loan Commitments issued to the Lenders by the Borrower, each one substantially in the form of EXHIBIT E attached hereto, any other promissory note issued by the Borrower to evidence the Loans pursuant to this Agreement, and any extensions, renewals, or amendments to, or replacements of, the foregoing.

         "OBLIGATIONS" shall mean, collectively, all payment and performance obligations of every kind, nature and description of the Borrower, its Subsidiaries and any other obligors, or any of them, to the Lenders, the Administrative Agent and the Issuing Bank, or any of them, under this Agreement and the other Loan Documents (including, without limitation, any interest, fees and other charges on the Loans or otherwise under the Loan Documents that would accrue but for the filing of a bankruptcy action and Letter of Credit Obligations) with respect to any such Person, whether or not such claim is allowed in such bankruptcy action as they may be amended from time to time, or as a result of making the Loans or the issuing of Letters of Credit, whether such obligations are direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, now existing or hereafter arising.

         "PAYMENT DATE" shall mean the last day of any Interest Period.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

         "PERMITTED HOLDERS" shall mean, collectively, Richard O'Neal and Rod Cutsinger, their estates, spouses, ancestors, and lineal descendants, the legal representatives of any of the foregoing and the trustee of any bona fide trust of which the foregoing are the sole beneficiaries or the grantors, or any Person of which the foregoing or Consolidation Partners Founding Fund LLC, Consolidation Partners, L.P., any shareholders of the Acquired Companies, or any of their Affiliates "beneficially owns" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) voting securities representing at least fifty-one percent (51%) of the total voting power of all classes of Capital Stock of such Person (exclusive of any matters as to which class voting rights exist).

         "PERMITTED LIENS" shall mean, collectively, as applied to any Person:

                  (a) any Lien in favor of the Administrative Agent, any Lender or the Issuing Bank given to secure the Obligations or any other Liens in existence on February 23, 2000 and disclosed on SCHEDULE 1 attached hereto;

                  (b) (i) Liens on real estate or other property for taxes, assessments, governmental charges or levies not yet delinquent and (ii) Liens for taxes, assessments, judgments, governmental charges or levies or claims the non-payment of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Person's books, but only so long as no foreclosure, distraint, sale or similar proceedings have been commenced with respect thereto;

                  (c) Liens of carriers, warehousemen, landlords, mechanics, vendors (solely to the extent arising by operation of law), laborers and materialmen incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith, if reserves or appropriate provisions shall have been made therefor;

                  (d) Liens incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance, social security obligations, assessments or government charges which are not overdue for more than sixty (60) days;

                  (e) restrictions on the transfer of assets of the Borrower or its Subsidiaries imposed by the Communications Act and any regulations thereunder;

                  (f) easements, rights-of-way, zoning restrictions, licenses, reservations or restrictions on use and other similar encumbrances on the use of real property which do not materially interfere with the ordinary conduct of the business of such Person or the use of such property;

                  (g) Liens reflected by Uniform Commercial Code financing statements filed in respect of true leases of the Borrower or any of its Subsidiaries;

                  (h) Liens to secure performance of statutory obligations, surety or appeal bonds, performance bonds, bids, tenders or escrow deposits in connection with Acquisitions;

                  (i) judgment Liens which do not result in an Event of Default under Section 8.1(h) hereof;

                  (j) cash deposits for bids and other performance obligations entered into in the ordinary course of business; and

                  (k) replacements, extensions or renewals of Liens permitted by clause (a) of this definition, PROVIDED, HOWEVER, that any replacement or renewal Indebtedness with respect to such Lien shall have a weighted average life to maturity no greater than the Indebtedness being replaced or renewed; and PROVIDED, FURTHER, HOWEVER, that the Liens do not extend to any additional assets.

         "PERSON" shall mean an individual, corporation, limited liability company, association, partnership, joint venture, trust or estate, an unincorporated organization, a government or any agency or political subdivision thereof, or any other entity.

         "PLAN" shall mean an employee benefit plan within the meaning of
Section 3(3) of ERISA or any other employee benefit plan maintained for employees of any Person or any affiliate of such Person.

         "PROJECTIONS" shall have the meaning ascribed thereto in Section 4.1(q) hereof.

         "PROTOTYPE EXPENSES" shall mean the sum of all net losses incurred by Great Western Directories, Inc. in connection with the development, production and distribution of the Austin, Texas yellow pages directory.

         "REGISTRATION RIGHTS AGREEMENT" shall mean that certain registration rights agreement dated February 23, 2000 among the Borrower and the Subordinated Lenders.

         "REGULATIONS" shall have the meaning ascribed thereto in Section 4.1(m) hereof.

         "REPLACED LENDER" shall have the meaning ascribed thereto in Section
2.14 hereof.

         "REPLACEMENT LENDER" shall have the meaning ascribed thereto in
Section 2.14 hereof.

         "REPORTABLE EVENT" shall mean, with respect to any Employee Pension Plan, an event described in Section 4043(b) of ERISA.

         "REQUEST FOR ADVANCE" shall mean a certificate designated as a "Request for Advance," signed by an Authorized Signatory of the Borrower requesting an Advance hereunder, which shall be in substantially the form of EXHIBIT F attached hereto, and shall, among other things, (i) specify the date of the requested Advance, Continuation or Conversion (which shall be a Business
Day), the amount of the Advance or Conversion, the type of Advance (LIBOR or Base Rate) and, with respect to LIBOR Advances or Conversion of a Base Rate Advance to a LIBOR Advance, the Interest Period selected by the Borrower, (ii) state that there shall not exist on the date of the requested Advance, Continuation or Conversion (before and after giving effect thereto) a Default or Event of Default, (iii) specify the Applicable Margin then in effect and
(iv) state the Total Leverage Ratio then in effect.

         "REQUEST FOR ISSUANCE OF LETTER OF CREDIT" shall mean any certificate signed by an Authorized Signatory of the Borrower requesting that the Issuing Bank issue a Letter of Credit hereunder, which certificate shall be in substantially the form of EXHIBIT G attached hereto and shall, among other things, specify (a) that the requested Letter of Credit is either a Commercial Letter of Credit or a Standby Letter of Credit, (b) the stated amount of the Letter of Credit, (c) the effective date for the issuance of the Letter of Credit (which shall be a Business Day), (d) the date on which the Letter of Credit is to expire (which shall be a Business
Day), (e) the Person for whose benefit such Letter of Credit is to be issued, and (f) other relevant terms of such Letter of Credit.

         "REQUIRED LENDERS" shall mean, collectively, (a) at any time that the number of Lenders is less than or equal to two (2), all Lenders, and (b) at any time that the number of Lenders is greater than two (2), (i) if no Loans are outstanding hereunder, Lenders the total of whose Revolving Loan Commitments exceed sixty-six and two-thirds percent (66-2/3%) of the Revolving Loan Commitments of all Lenders entitled to vote hereunder, or (ii) if there are Loans outstanding hereunder, Lenders the total of whose Loans exceeds sixty-six and two-thirds percent (66-2/3%) of the sum of the Loans then outstanding of all Lenders entitled to vote hereunder.

         "RESTRICTED PAYMENT" shall mean any direct or indirect distribution, dividend or other payment to any Person (other than to the Borrower or any Subsidiary of the Borrower) on account of any general or limited partnership interest in, or shares of Capital Stock or other securities of, the Borrower or any of its Subsidiaries (other than dividends payable solely in stock of such Person and stock splits), including, without limitation, any direct or indirect distribution, dividend or other payment to any Person (other than to the Borrower or any Subsidiary of the Borrower) on account of (i) any warrants or other rights or options to acquire shares of Capital Stock of the Borrower or any of its Subsidiaries or (ii) any Subordinated Debt.

         "REVOLVING LOAN COMMITMENTS" shall mean, collectively, the several obligations of the Lenders to fund their respective portion of the Loans to the Borrower pursuant to the terms hereof in accordance with their respective Commitment Ratios in an aggregate principal amount as of the Agreement Date not to exceed Sixty Million and No/100 Dollars ($60,000,000.00), as such obligations may be reduced from time to time pursuant to the terms hereof; and "REVOLVING LOAN COMMITMENT" shall mean the individual commitment of each such Lender to advance Loans hereunder.

         "SCHEDULED PAYMENTS" shall mean, collectively, for any period with respect to the Loans, (a) the highest principal amount of the Loans outstanding during such period MINUS (b) the Revolving Loan Commitments on the last day of such period.

         "SECURITY DOCUMENTS" shall mean, collectively, any Subsidiary Guaranty, the Borrower Pledge Agreement, any Subsidiary Pledge Agreement, the Borrower Security Agreement, any Subsidiary Security Agreement, any other agreement, document, instrument or other writing providing collateral for the Obligations whether now or hereafter in existence, and any filings, instruments, agreements and documents related thereto or to this Agreement, and providing the Administrative Agent, for itself and on behalf of the Lenders and the Issuing Bank, with Collateral for the Obligations.

         "SECURITY INTEREST" shall mean all Liens in favor of the Administrative Agent, for itself and on behalf of the Lenders and the Issuing Bank, created hereunder or under any of the Security Documents to secure the Obligations.

         "SENIOR LEVERAGE RATIO" shall mean as of any date, the ratio of (a) the Loans then outstanding to (b) EBITDA for the four (4) fiscal quarter period ending on such date, or if such date is not the last day of a fiscal quarter, as of the most recently completed fiscal quarter.

         "STANDBY LETTER OF CREDIT" shall mean any letter of credit issued to support obligations of the Borrower or its Subsidiaries incurred in the ordinary course of business, and which is not a Commercial Letter of Credit.

         "SUBORDINATED DEBT" shall mean subordinated Indebtedness of the Borrower issued pursuant to the Convertible Debenture Purchase Agreement and evidenced by the Debentures in an original principal amount not to exceed $20,000,000.00.

         "SUBORDINATED LENDER" shall mean, from time to time, holders of the Debentures.

         "SUBSIDIARY" shall mean, as applied to any Person, (a) any corporation of which more than fifty percent (50%) of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership or limited liability company of which more than fifty percent (50%) of the outstanding partnership or ownership interests, is at the time owned directly or indirectly by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, or
(b) any other entity which is directly or indirectly controlled or capable of being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person.

         "SUBSIDIARY GUARANTY" shall mean any Subsidiary Guaranty dated February 23, 2000 in favor of the Administrative Agent, the Lenders and the Issuing Bank, given by a Subsidiary of the Borrower, each substantially in the form of EXHIBIT H attached hereto, and shall include any similar agreements executed pursuant to Section 5.12 hereof.

         "SUBSIDIARY PLEDGE AGREEMENT" shall mean any Subsidiary Pledge Agreement dated February 23, 2000 made by a Subsidiary of the Borrower having one or more of its own Subsidiaries, on the one hand, in favor of the Administrative Agent, for itself and on behalf of the Lenders and the Issuing Bank, on the other hand, each substantially in the form of EXHIBIT I attached hereto, and shall include any similar agreements executed pursuant to Section
5.12 hereof.

         "SUBSIDIARY SECURITY AGREEMENT" shall mean any Subsidiary Security Agreement dated February 23, 2000 made by a Subsidiary of the Borrower, on the one hand, in favor of the

Administrative Agent, for itself and on behalf of the Lenders and the Issuing Bank, on the other hand, each substantially in the form of EXHIBIT J attached hereto, and shall include any similar agreements executed pursuant to Section
5.12 hereof.

         "SUPPORT AGREEMENT" shall mean that certain support agreement dated October 26, 1999, among the Borrower, ACG Holding Company, ACG Exchange Company, certain holders of YPtel Corporation shares and the J.L.R. Family Trust and the Paisley Family Trust.

         "TOTAL DEBT" shall mean, for the Borrower and its Subsidiaries on a consolidated basis as of any date, the sum of (without duplication) (a) the outstanding principal amount of the Loans, (b) the aggregate amount of Capitalized Lease Obligations, (c) the principal amount of Indebtedness for Money Borrowed (other than the Loans), and (d) the aggregate amount of all Guaranties.

         "TOTAL LEVERAGE RATIO" shall mean, as of any date, the ratio of (a) Total Debt to (b) EBITDA for the four (4) fiscal quarter period ending on such date, or if such date is not the last day of a fiscal quarter, as of the most recently completed fiscal quarter.

         "YELLOW PAGES DIRECTORY SUBSIDIARIES" shall mean, collectively, Great Western Directories, Inc., Pacific Coast Publishing, Ltd. and any other Subsidiary of the Borrower that is not an Internet Subsidiary.

         Each definition of an agreement in this Article 1 shall include such agreement as modified, amended or supplemented from time to time in accordance herewith.


                                    ARTICLE 2

                                      LOANS

         Section 2.1       THE LOANS AND LETTER OF CREDIT.

                  (a) REVOLVING LOAN COMMITMENTS. The Lenders agree, severally in accordance with their respective Commitment Ratios, and not jointly, upon the terms and subject to the conditions of this Agreement to lend to the Borrower from time to time prior to the Maturity Date amounts not to exceed at any one time outstanding, (i) in the aggregate, the Revolving Loan Commitments and, (ii) individually, each such Lender's Revolving Loan Commitment, in each case, as in effect from time to time; PROVIDED, HOWEVER, that the Borrower may not request, and the Lenders shall have no obligation to make, an Advance in excess of the Available Revolving Loan Commitment on such date.

                  (b) THE LETTERS OF CREDIT. Subject to the terms and conditions of this Agreement, the Issuing Bank agrees to issue Letters of Credit for the account of the Borrower (for itself and on behalf of its Subsidiaries) pursuant to Section 2.14 hereof in an aggregate amount not to exceed the Available Letter of Credit Commitment determined immediately prior to giving effect to the issuance thereof.

         Section 2.2       MANNER OF BORROWING AND DISBURSEMENT.

                  (a) CHOICE OF INTEREST RATE, ETC. Any Advance shall, at the option of the Borrower, be made as a Base Rate Advance or a LIBOR Advance; PROVIDED, HOWEVER, that at such time as there shall have occurred and be continuing a Default hereunder, the Borrower shall not have the right to receive or Continue a LIBOR Advance or Convert a Base Rate Advance to a LIBOR Advance. Any notice given to the Administrative Agent in connection with a requested Advance hereunder shall be given to the Administrative Agent prior to 12:00 noon (Los Angeles, California time) in order for such Business Day to count toward the minimum number of Business Days required.

                  (b)      BASE RATE ADVANCES.

                           (i) NEW ADVANCES. The Borrower shall give the Administrative Agent in the case of Base Rate Advances at least one (1) Business Day's irrevocable prior telephonic notice followed immediately by a Request for Advance; PROVIDED, HOWEVER, that the Borrower's failure to confirm any telephonic notice with a Request for Advance shall not invalidate any notice so given if acted upon by the Administrative Agent. Upon receipt of such notice from the Borrower, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof.

                           (ii) CONVERSIONS. The Borrower may, without regard to its Payment Date, and upon at least one (1) Business Days' irrevocable prior telephonic notice followed immediately by a Request for Advance, Convert all or a portion of the principal amount of a LIBOR Advance into a Base Rate Advance, and, on the date indicated by the Borrower, such LIBOR Advance shall be so Converted.

                  (c)      LIBOR ADVANCES.

                           (i)      NEW ADVANCES. Upon request, the
         Administrative Agent, whose determination in absence of manifest error shall be conclusive, shall determine the available LIBOR Bases and shall notify the Borrower of such LIBOR Bases. The Borrower shall give the Administrative Agent in the case of LIBOR Advances at least three
         (3) Business Days' irrevocable prior telephonic notice followed immediately by a Request for Advance; PROVIDED, HOWEVER, that the Borrower's failure to confirm any telephonic notice with a Request for Advance shall not invalidate any notice so given if acted upon by the Administrative Agent. Upon receipt of such notice from the Borrower, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof.

                           (ii) CONVERSIONS AND CONTINUATIONS. At least three (3) Business Days prior to the Payment Date for each LIBOR Advance, the Borrower shall give the Administrative Agent telephonic notice followed by a Request for Advance specifying whether all or a portion of such LIBOR Advance (A) is to be Continued in whole or in part as one or more LIBOR Advances,
         (B) is to be Converted in whole or in part to a Base Rate Advance, or
         (C) is to be repaid. The failure to give such notice shall preclude the Borrower from Continuing such Advance as a LIBOR Advance on its Payment Date and shall be considered a request for Conversion to a Base Rate Advance. Upon such Payment Date such LIBOR Advance will, subject to the provisions hereof, be so Continued, Converted or repaid, as applicable.

                  (d) NOTIFICATION OF LENDERS. Upon receipt of a Request for Advance, or a notice of Conversion or Continuation from the Borrower with respect to any outstanding Advance prior to the Payment Date for such Advance, the Administrative Agent shall promptly, but no later than the close of business on the day of such notice, notify each Lender by telephone or telecopy of the contents thereof and the amount of such Lender's portion of the Advance. Each Lender shall, not later than 12:00 noon (Los Angeles, California time) on the date of borrowing specified in such notice, make available to the Administrative Agent at the Administrative Agent's Office, or at such account as the Administrative Agent shall designate, the amount of its portion of any Advance which represents an additional borrowing hereunder in immediately available funds.

                  (e)      DISBURSEMENT.

                           (i) Prior to 2:00 p.m. (Los Angeles, California time) on the date of an Advance hereunder (other than in connection with a Continuation or Conversion), the Administrative Agent shall, subject to the satisfaction of the conditions set forth in Article 3 hereof, disburse the amounts made available to the Administrative Agent by the Lenders in like funds by (A) transferring the amounts so made available by wire transfer pursuant to the Borrower's instructions, or
         (B) in the absence of such instructions, crediting the amounts so made available to the account of the Borrower maintained with the Administrative Agent.

                           (ii) Unless the Administrative Agent shall have received notice from a Lender prior to 12:00 noon (Los Angeles, California time) on the date of any Advance that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Advance, the Administrative Agent may assume that such Lender has made or will make such portion available to the Administrative Agent on the date of such Advance and the Administrative Agent may in its sole discretion and in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent the Lender does not make such ratable portion available to the Administrative Agent, such Lender agrees to repay to the Administrative Agent on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate.

                           (iii)    If such Lender shall repay to the
         Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's portion of the applicable Advance for purposes of this Agreement. The failure of any Lender to fund its portion of any Advance shall not relieve any other Lender of its obligation, if any, hereunder to fund its respective portion of the Advance on the date of such borrowing, but no Lender shall be responsible for any such failure of any other Lender.

                           (iv) In the event that, at any time when the Borrower is not in Default and has otherwise satisfied each of the conditions in Section 3.2 hereof, a Lender for any reason fails or refuses to fund its portion of an Advance and such failure shall continue for a period in excess of thirty (30) days, then, until such time as such Lender has funded its portion of such Advance (which late funding shall not absolve such Lender from any liability it may have to the Borrower), or all other Lenders have received payment in full from the Borrower (whether by repayment or prepayment) or otherwise of the principal and interest due in respect of such Advance, such non-funding Lender shall not have the right (A) to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document, and such Lender's portion of the Loans shall not be counted as outstanding for purposes of determining "Required Lenders" hereunder, and (B) to receive payments of principal, interest or fees from the Borrower, the Administrative Agent or the other Lenders in respect of its portion of the Loans.

         Section 2.3       INTEREST.

                  (a) ON BASE RATE ADVANCES. Interest on each Base Rate Advance shall be computed on the basis of a year of 365/366 days (or, to the extent based on the Federal Funds Rate, 360 days) for the actual number of days elapsed (which shall include the first day of such Interest Period, but exclude the last day) and shall be due and payable at the Base Rate Basis for such Advance in arrears on the applicable Payment Date. Interest on Base Rate Advances then outstanding shall also be due and payable on the Maturity Date.

                  (b) ON LIBOR ADVANCES. Interest on each LIBOR Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed (which shall include the first day of such Interest Period but exclude the last day) and shall be due and payable at the LIBOR Basis for such Advance in arrears on the applicable Payment Date, and, in addition, if the Interest Period for a LIBOR Advance exceeds three (3) month, interest on such LIBOR Advance shall also be due and payable in arrears on every three (3) months anniversary of the beginning of such Interest Period. Interest on LIBOR Advances then outstanding shall also be due and payable on the Maturity Date.

                  (c) INTEREST IF NO NOTICE OF SELECTION OF INTEREST RATE BASIS. If the Borrower fails to give the Administrative Agent timely notice of its selection of a LIBOR Basis, or if for any reason a determination of a LIBOR Basis for any Advance is not timely concluded, the Base Rate Basis shall apply to such Advance.

                  (d) INTEREST UPON EVENT OF DEFAULT. Immediately upon the occurrence of an Event of Default, the outstanding principal balance of the Loans shall bear interest at the Default Rate. Such interest shall be payable on demand by the Required Lenders and shall accrue until the earlier of (i) waiver or cure of the applicable Default or Event of Default, (ii) agreement by the Required Lenders (or, if applicable to the underlying Default or Event of Default, the Lenders) to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations.

                  (e) LIBOR CONTRACTS. At no time may the number of outstanding LIBOR Advances exceed six (6).

                  (f)      APPLICABLE MARGIN.

                           (i) With respect to any Advance, the Applicable Margin shall be as set forth in a certificate of the chief financial officer of the Borrower delivered to the Administrative Agent based upon the Total Leverage Ratio for the most recent fiscal quarter end for which financial statements are furnished by the Borrower to the Administrative Agent and each Lender for the fiscal quarter most recently ended as follows:

                                                                  Base Rate            LIBOR Advance
                                                             Advance Applicable         Applicable
                          Total Leverage Ratio:                    Margin:                Margin:
                          --------------------                     ------                 ------

         A.    Greater than or equal to 4.50 to 1.00                 1.250%                3.250%

         B.    Greater than or equal to 4.00 to 1.00,
               but less than 4.50 to 1.00                            1.000%                3.000%

         C.    Greater than or equal to 3.50 to 1.00,
               but less than 4.00 to 1.00                            0.750%                2.750%

         D.    Greater than or equal to 3.00 to 1.00,
               but less than 3.50 to 1.00                            0.500%                2.500%

         E.    Greater than or equal to 2.50 to 1.00,
               but less than 3.00 to 1.00                            0.000%                2.000%

         F.    Less than 2.50 to 1.00                                0.000%                1.500%


                           (ii) With respect to Section 2.3(f)(i) hereof, changes to the Applicable Margin shall be effective: (A) with respect to an increase in the Applicable Margin, as of the second (2nd) Business Day after the day on which the financial statements are required to be delivered to the Administrative Agent and the Lenders pursuant to Section 6.1 or 6.2 hereof, as the case may be, PROVIDED, HOWEVER, that if such financial statements are not delivered to the Administrative Agent and the Lenders on or before the date specified in such Section, such increase shall be effective as of the date specified in such Section for delivery of the financial statements; and (B) with respect to a decrease in the Applicable Margin, as of the later to occur of (1) the second (2nd) Business Day after the day on which such financial statements are required to be delivered pursuant to Section 6.1 or 6.2 hereof, as the case may be, and (2) the date on which such financial statements are actually delivered to the Administrative Agent and the Lenders. Upon the occurrence and during the continuance of an Event of Default, the Applicable Margins shall not be subject to downward adjustment and shall automatically revert to the Applicable Margins set forth in part A of the table in Section 2.3(f)(i) above until such time as such Event of Default is cured or waived.

         Section 2.4       FEES.

                  (a) REVOLVING LOAN COMMITMENT FEES. The Borrower agrees to pay to the Administrative Agent for the account of each of the Lenders in accordance with such Lender's Commitment Ratio a commitment fee in the unused portion of the Available Revolving Loan Commitment of such Lender for each day from February 23, 2000 through and including the Maturity Date at the rates set forth below, based on the Total Leverage Ratio:


                          Total Leverage Ratio:                  Commitment Fee:
                          ---------------------                  ---------------

         A.    Greater than or equal to 4.50 to 1.00                0.500%

         B.    Greater than or equal to 4.00 to 1.00,
               but less than 4.50 to 1.00                           0.500%

         C.    Greater than or equal to 3.50 to 1.00,
               but less than 4.00 to 1.00                           0.375%

         D.    Greater than or equal to 3.00 to 1.00,
               but less than 3.50 to 1.00                           0.375%

         E.    Greater than or equal to 2.50 to 1.00,
               but less than 3.00 to 1.00                           0.375%

         F.    Less than 2.50 to 1.00                               0.250%


Such Commitment Fee shall be computed on the basis of a year of 360 days for the actual number of days lapsed, shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter and shall be fully earned when due and non-refundable when paid.

                  (b)      LETTER OF CREDIT FEES.

                           (i) The Borrower shall pay to the Issuing Bank a fee on the stated amount (reduced by the amount of any draws) of any outstanding Letters of Credit from the date of issuance through the expiration date of each such Letter of Credit at a rate of one eighth of one percent (0.125%) per annum, which fee shall be computed on the basis of a year of 360 days for the actual number of days elapsed, shall be due and payable quarterly in arrears on the last day of each calendar quarter and shall be fully earned when due and non-refundable when paid.

                           (ii)     The Borrower shall also pay to the
         Administrative Agent on behalf of the Lenders in accordance with their respective Commitment Ratios, a fee on the stated amount (reduced by the amount of any draws) of any outstanding Letters of Credit for each day from the date of issuance thereof through the expiration date for each such Letter of Credit at a rate equal to the Applicable Margin for LIBOR Advances under the Revolving Loan Commitment. Such Letter of Credit Fee shall be computed on the basis of a year of 360 days for the actual number of days elapsed, shall be due and payable quarterly in arrears for each quarter on the last day of each calendar quarter and shall be fully earned when due and non-refundable when paid. The Letter of Credit Fee set forth in this Section 2.4(b)(ii) shall be subject to increase and decrease on the dates and in the amounts set forth in
         Section 2.3(f) hereof in the same manner as the adjustment of the Applicable Margin with respect to LIBOR Advances upon satisfaction of the requirements set forth in Section 2.3(f) hereof.

         Section 2.5       MANDATORY REVOLVING LOAN COMMITMENT REDUCTIONS.

                  (a) SCHEDULED REDUCTIONS UNDER REVOLVING LOAN COMMITMENTS. Commencing on June 30, 2001, and on the last day of each calendar quarter ending during the periods set forth below, the Revolving Loan Commitments as of June 29, 2001, shall be automatically and permanently reduced (until reduced to zero) by the percentage amounts set forth below:


                                                         Quarterly Percentage
                                                        Reduction of Revolving
                                                        Loan Commitments as of
                   Reduction Dates:                      as of June 29, 2001:
                   ---------------                       -------------------

A.       June 30, 2001, September 30, 2001
         and December 31, 2001                                  2.777%

B.       March 31, 2002, June 30, 2002,
         September 30, 2002, December 31, 2002                  2.083%

C.       March 31, 2003, June 30, 2003,
         September 30, 2003, December 31, 2003                  4.167%

D.       March 31, 2004, June 30, 2004,
         September 30, 2004, December 31, 2004                  4.167%

E.       Maturity Date                                         50.000%


                  (b) REDUCTION FROM ASSET SALES AND INSURANCE AND CONDEMNATION PROCEEDINGS. On the Business Day following the date of receipt by the Borrower or its Subsidiaries of any Net Proceeds from any sale, transfer or other disposition of assets of the Borrower and its Subsidiaries (other than in the ordinary course of business) or from any insurance or condemnation proceeding in respect of such assets, the Revolving Loan Commitments shall be automatically and permanently reduced by an amount equal to the repayment required under Section 2.7(b) hereof; PROVIDED, HOWEVER, that if there are no Loans then outstanding, or if such Net Proceeds exceed the Loans then outstanding, the Revolving Loan Commitments shall be reduced on a pro rata basis by an aggregate amount equal to such Net Proceeds, or the excess of such Net Proceeds over the Loans (which reduction shall be in addition to the reduction set forth in the first part of this Section 2.5(b)), as applicable, regardless of any repayment of the Revolving Loans. Reductions under this
Section 2.5(b) to the Revolving Loan Commitments shall be applied to the reductions set forth in Section 2.5(a) hereof in inverse order of the reductions set forth therein.

                  (c) REDUCTION FROM SALE OF CAPITAL STOCK AND DEBT INSTRUMENTS. On the Business Day following the date of receipt by the Borrower or any of its Subsidiaries of any Net Debt Proceeds or Net Equity Proceeds, the Revolving Loan Commitments shall be automatically and permanently reduced by an amount equal to the repayment of Loans required under Section 2.7(c) hereof; PROVIDED, HOWEVER, that if there are no Loans then outstanding, or if the Net Debt Proceeds or Net Equity Proceeds exceed the Loans then outstanding, the Revolving Loan Commitments shall be reduced on a pro rata basis by an amount equal to the Net Debt Proceeds or Net Equity Proceeds, or the excess of the Net Debt Proceeds or Net Equity Proceeds over the Loans (which reduction shall be in addition to the reduction set forth in the first part of this Section 2.5(c)), as applicable, regardless of any repayment of the Revolving Loans. Reductions under this Section 2.5(c) to the Revolving Loan Commitments shall be applied to the reductions set forth in Section 2.5(a) hereof in inverse order of the reductions set forth therein.

         Section 2.6 OPTIONAL REVOLVING LOAN COMMITMENT REDUCTIONS AND PREPAYMENTS.

                  (a) OPTIONAL REDUCTIONS TO REVOLVING LOAN COMMITMENTS. The Borrower shall have the right, at any time and from time to time after the Agreement Date, upon at least three (3) Business Days' prior written notice to the Administrative Agent (and with respect to canceling or permanently reducing the Revolving Loan Commitment to zero, the Subordinated Lenders), without premium or penalty, to cancel or reduce permanently all or a portion of the Revolving Loan Commitments, on a pro rata basis among the Lenders, PROVIDED, HOWEVER, that any such partial reduction shall be made in an amount not less than $1,000,000.00 and in integral multiples of not less than $1,000,000.00. As of the date of cancellation or reduction set forth in such notice, the Revolving Loan Commitments shall be permanently reduced to the amount stated in the Borrower's notice for all purposes herein, and the Borrower shall pay to the Administrative Agent for the Lenders the amount necessary to reduce the principal amount of the Loans then outstanding to not more than the amount of the Revolving Loan Commitments as so reduced, together with accrued interest on the amount so prepaid through the date of the reduction with respect to the amount reduced, or, if there are no such Loans then outstanding, establish a Letter of Credit Reserve Account with a balance equal to such amount, in each case, as applicable.

                  (b) PREPAYMENTS. The principal amount of any Base Rate Advance may be prepaid in full or ratably in part at any time, without penalty and without regard to the Payment Date for such Advance. LIBOR Advances may be prepaid prior to the applicable Payment Date, upon three (3) Business Days' prior written notice to the Administrative Agent, PROVIDED that the Borrower shall reimburse the Lenders and the Administrative Agent, on demand by the applicable Lender or the Administrative Agent, for any loss (excluding lost profits) or reasonable out-of-pocket expense incurred by any Lender or the Administrative Agent in connection with such prepayment, as set forth in
Section 2.10 hereof. Any prepayment hereunder shall be in amounts of not less than $1,000,000.00 and in integral multiples of $500,000.00.

         Section 2.7       REPAYMENTS.

                  (a) LOANS AND LETTER OF CREDIT OBLIGATIONS IN EXCESS OF REVOLVING LOAN COMMITMENTS. If at any time the amount of the Loans and Letter of Credit Obligations then outstanding shall exceed the Revolving Loan Commitments, the Borrower shall, on such date and subject to Sections 2.9 and
2.10 hereof, make a repayment of the principal amount of the Loans, or, if there are no such Loans then outstanding, establish, if applicable, a Letter of Credit Reserve Account, in each case, in an amount equal to such excess, together with any accrued interest with respect thereto.

                  (b) SALES OF ASSETS. Within two (2) Business Days following the date of receipt of any Net Proceeds, (excluding proceeds of such sales, leases, transfers or other dispositions in the ordinary course of the Borrower's or any of its Subsidiaries' business), the

Borrower shall make a repayment of the Loans then outstanding in the amount of the Net Proceeds of such sale, lease, transfer or other disposition; Accrued interest on the principal amount of the Loans being repaid pursuant to this
Section 2.7(b) to the date of such repayment will be paid by the Borrower concurrently with such principal repayment.

                  (c) EQUITY AND DEBT ISSUANCES. Within two (2) Business Days following the date of receipt of proceeds from (i) any issuance of Capital Stock the Borrower or (ii) the issuance of Indebtedness of the Borrower or its Subsidiaries, in each case, as permitted hereunder, the Borrower shall make a repayment of the Loans then outstanding in an amount equal to, (A) with respect to any such issuance of Capital Stock, if, after giving effect to such issuance, the Senior Leverage Ratio is greater than or equal to 3.00 to 1.00, such portion of the Net Equity Proceeds received by the Borrower or any of its Subsidiaries from such issuance, as is necessary to reduce the Senior Leverage Ratio to less than 3.00 to 1.00, and (B) with respect to any such issuance of such Indebtedness, the Net Debt Proceeds (other than Net Debt Proceeds from the Subordinated Debt or any other Indebtedness permitted under Section 7.1 hereof) received by the Borrower or any of its Subsidiaries from such issuance. Accrued interest on the principal amount of the Loans being repaid pursuant to this
Section 2.7(c) to the date of such repayment shall be paid by the Borrower concurrently with such principal repayment.

                  (d) MATURITY DATE. In addition to the foregoing, a final payment of all Loans, together with accrued interest with respect thereto, shall be due and payable on the Maturity Date.

         Section 2.8       NOTES; LOAN ACCOUNTS.

                  (a) The Loans shall be repayable in accordance with the terms and provisions set forth herein and shall be evidenced by the Notes. One Note shall be payable to the order of each Lender in accordance with such Lender's respective Commitment Ratio. The Notes shall be issued by the Borrower to the Lenders and shall be duly executed and delivered by one or more Authorized Signatories.

                  (b) Each Lender may open and maintain on its books in the name of the Borrower a loan account with respect to its portion of the Loans and interest thereon. Each Lender which opens such a loan account shall debit such loan account for the principal amount of its portion of each Advance made by it and accrued interest thereon, and shall credit such loan account for each payment on account of principal of or interest on its Loans. The records of a Lender with respect to the loan account maintained by it shall be PRIMA FACIE evidence of its portion of the Loans and accrued interest thereon absent manifest error, but the failure of any Lender to make any such notations or any error or mistake in such notations shall not affect the Borrower's repayment obligations with respect to such Loans.

         Section 2.9       MANNER OF PAYMENT.

                  (a) Each payment (including any prepayment) by the Borrower on account of the principal of or interest on the Loans and any other amount owed to the Lenders or the

Administrative Agent or any of them under this Agreement or the Notes shall be made not later than 11:00 a.m. (Los Angeles, California time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office, for the account of the Lenders or the Administrative Agent, as the case may be, in lawful money of the United States of America in immediately available funds. Any payment received by the Administrative Agent after 11:00 a.m. (Los Angeles, California time) shall be deemed received on the next Business Day. Receipt by the Administrative Agent of any payment intended for any Lender or Lenders hereunder prior to 11:00 a.m. (Los Angeles, California time) on any Business Day shall be deemed to constitute receipt by such Lender or Lenders on such Business Day. In the case of a payment for the account of a Lender, the Administrative Agent will promptly, but no later than the close of business on the date such payment is deemed received, thereafter distribute the amount so received in like funds to such Lender. If the Administrative Agent shall not have received any payment from the Borrower as and when due, the Administrative Agent will promptly notify the Lenders accordingly. In the event that the Administrative Agent shall fail to make distribution to any Lender as required under this Section 2.9, the Administrative Agent agrees to pay such Lender interest from the date such payment was due until paid at the Federal Funds Rate.

                  (b) The Borrower agrees to pay principal, interest, fees and all other amounts due hereunder or under the Notes without set-off or counterclaim or any deduction whatsoever.

                  (c) Subject to any contrary provisions in the definition of Interest Period, if any payment under this Agreement or any of the other Loan Documents is specified to be made on a day which is not a Business Day, it shall be made on the next Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

                  (d)      So long as the applicable Lender has complied with
Section 2.13 hereof, the Borrower agrees to pay principal, interest, fees and all other amounts due hereunder, under the Notes or under any other Loan Document without set-off or counterclaim or any deduction or withholding for taxes or levies or any other deductions or withholdings whatsoever. So long as the applicable Lender has complied with Section 2.13 hereof, if the Borrower is required by Applicable Law to deduct any taxes from or in respect of any sum payable to the such Lender hereunder, under any Note or under any other Loan
Document: (i) the sum payable hereunder or thereunder, as applicable, shall be increased to the extent necessary to provide that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.9(d)), the Administrative Agent or such Lender, as applicable, receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Borrower shall make such deductions from such sums payable hereunder or thereunder, as applicable, and pay the amount so deducted to the relevant taxing authority as required by Applicable Law; and
(iii) the Borrower shall provide the Administrative Agent or such Lender, as applicable, with evidence satisfactory to the Administrative Agent or such Lender, as applicable, that such deducted amounts have been paid to the relevant taxing authority. Before making any such deductions, such Lender shall designate a different lending office and shall take such reasonable alternative courses of action if such designation or alternative courses of action will avoid the need for such deductions and will not in the good faith judgment of such Lender be otherwise materially disadvantageous to such Lender.

         Section 2.10      REIMBURSEMENT.

                  (a) Whenever any Lender shall sustain or incur any loss (excluding lost profits) or reasonable out-of-pocket expenses in connection with (i) failure by the Borrower to borrow any LIBOR Advance after having given notice of its intention to borrow in accordance with Section 2.2 hereof (whether by reason of the Borrower's election not to proceed or the non-fulfillment of any of the conditions set forth in Article 3 hereof), or
(ii) prepayment (or failure to prepay after giving notice thereof) of any LIBOR Advance in whole or in part for any reason, the Borrower agrees to pay to such Lender, upon such Lender's demand, an amount sufficient to compensate such Lender for all such losses and out-of-pocket expenses. Such Lender's good faith determination of the amount of such losses or out-of-pocket expenses, as set forth in writing and accompanied by calculations in reasonable detail demonstrating the basis for its demand, shall be presumptively correct absent manifest error.

                  (b) Losses subject to reimbursement hereunder shall include (but shall exclude lost profits), without limiting the generality of the foregoing, out of pocket expenses incurred by any Lender or any participant of such Lender permitted hereunder in connection with the re-employment of funds prepaid, paid, repaid, not borrowed, or not paid, as the case may be, and will be payable whether the Maturity Date is changed by virtue of an amendment hereto (unless such amendment expressly waives such payment) or as a result of acceleration of the Obligations.

                  (c) Each Lender shall notify the Borrower of any event that will entitle such Lender to compensation under Section 2.12 or 10.3 hereof as promptly as practicable, but in any event within ninety (90) days after such Lender obtains actual knowledge thereof; PROVIDED, HOWEVER, that (i) if any Lender fails to give such notice within ninety (90) days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 2.10(c) in respect of any costs resulting from such event, only be entitled to payment under this Section 2.10(c) for costs incurred from and after the ninety (90) days prior to the date that such Lender does give such notice and (ii) each Lender, will designate a different applicable lending office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender. Each Lender will furnish to the Borrower at the time of request for compensation under Section 2.12 or 10.3 hereof a certificate setting forth the basis, amount and reasonable detail of computation of each request by such Lender for compensation under Section 2.12 or 10.3 hereof, which certificate shall, except for demonstrable error, be final, conclusive and binding for all purposes.

         Section 2.11      PRO RATA TREATMENT.

                  (a) ADVANCES. Each Advance from the Lenders hereunder made on or after the Agreement Date shall be made pro rata on the basis of the respective Commitment Ratios of the Lenders.

                  (b) PAYMENTS. Each payment and prepayment of principal of the Loans, and, except as provided in Section 2.2(e) and Article 10 hereof, each payment of interest on the Loans, shall be made to the Lenders pro rata on the basis of their respective unpaid principal amounts outstanding under the Notes immediately prior to such payment or prepayment. If any Lender shall obtain any payment (whether involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans in excess of its ratable share of the Loans under its Commitment Ratio, such Lender shall forthwith purchase from the other Lenders such participations in the portion of the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each such other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.11(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such purchasing Lender were the direct creditor of the Borrower in the amount of such participation.

                  (c) REDUCTIONS TO REVOLVING LOAN COMMITMENT. Any reduction of the Revolving Loan Commitments hereunder shall reduce the Revolving Loan Commitment of each Lender pro rata based on the Commitment Ratio of such Lender.

         Section 2.12 CAPITAL ADEQUACY. If after the date hereof, the adoption of any Applicable Law regarding the capital adequacy of banks or bank holding companies, or any change in Applicable Law (whether adopted before or after the Agreement Date) or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on any Lender's capital as a consequence of its obligations hereunder with respect to the Loans and the Revolving Loan Commitments to a level below that which it could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Lender's capital was fully utilized prior to such adoption, change or compliance) by an amount reasonably deemed by such Lender to be material, then, within ten (10) days of demand by such Lender, the Borrower shall promptly pay to such Lender such additional amounts as shall be sufficient to compensate such Lender for such reduced return, together with interest on such amount from the tenth (10th) Business Day after the date of demand, until payment in full thereof at the Default Rate. A certificate of such Lender setting forth the amount to be paid to such Lender by the Borrower as a result of any event referred to in this paragraph and supporting calculations in reasonable detail shall be presumptively correct absent manifest error. Notwithstanding the foregoing, the Borrower shall only be obligated to compensate the Issuing Bank or such Lender for any amount under this subsection arising or occurring during (i) in the case of each such request for compensation, any time or period commencing not more than one hundred eighty
(180) days prior to the date which the Issuing Bank or such Lender submits such request and (ii) any other time or period during which, because of the unannounced retroactive application of such law, regulation, interpretation, request or directive, the Issuing Bank or such Lender could not have known that the resulting reduction in return might arise.

         Section 2.13 LENDER TAX FORMS. On or prior to the Agreement Date and on or prior to the first Business Day of each calendar year thereafter, each Lender which is organized in a jurisdiction other than the United States shall provide each of the Administrative Agent and the Borrower with a properly executed originals of Forms 4224 or 1001 (or any successor form) prescribed by the Internal Revenue Service or other documents satisfactory to the Borrower and the Administrative Agent, and properly executed Internal Revenue Service Forms W-8 or W-9, as the case may be, certifying (i) as to such Lender's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Lender hereunder and under the Notes or (ii) that all payments to be made to such Lender hereunder and under the Notes are subject to such taxes at a rate reduced to zero by an applicable tax treaty. Each such Lender agrees to provide the Administrative Agent and the Borrower with new forms prescribed by the Internal Revenue Service upon the expiration or obsolescence of any previously delivered form, or after the occurrence of any event requiring a change in the most recent forms delivered by it to the Administrative Agent and the Borrower.

         Section 2.14 REPLACEMENT OF LENDERS. The Borrower shall have the right, if no Default has occurred and is continuing, to replace any Lender (a "REPLACED LENDER") with one or more other assignees permitted under Section
11.5 hereof reasonably acceptable to the Administrative Agent (each a "REPLACEMENT LENDER") if (x) such Lender is charging the Borrower increased costs pursuant to Section 10.3 hereof in excess of those being charged generally by the other Lenders or such Lender becomes incapable of making LIBOR Advances as provided in Section 10.3 hereof, (y) as provided in Section 11.12 hereof such Lender refuses to consent to certain proposed amendments, waivers or modifications with respect to this Agreement and/or (z) such Lender fails to fund a properly requested Advance at a time when there does not exist a Default or Event of Default; PROVIDED, HOWEVER, that (i) at the time of any replacement pursuant to this Section 2.14, the Replacement Lender shall enter into one or more assignment agreements (and with all fees payable pursuant to said Section
11.5 hereof to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Revolving Loan Commitment and outstanding Loans of the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender, an amount equal to the sum of the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective assignment agreement, the payment of amounts referred to above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of Notes executed by Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a

Lender hereunder and be released of all its obligations as a Lender, except with respect to indemnification provisions applicable to the Replaced Lender under this Agreement, which shall survive as to such Replaced Lender.

                  Section 2.15      LETTERS OF CREDIT.

                  (a) Subject to the terms and conditions hereof, the Issuing Bank, on behalf of the Lenders, and in reliance on the agreements of the Lenders set forth in subsection (d) below, hereby agrees to issue one or more Letters of Credit up to an aggregate face amount equal to the Available Letter of Credit Commitment determined immediately prior to giving effect to the issuance thereof; PROVIDED, HOWEVER, that the Issuing Bank shall not issue any Letter of Credit (i) unless the conditions precedent to the issuance thereof set forth in Section 3.3 hereof have been satisfied, (ii) if any Default then exists or would be caused thereby, (iii) if, after giving effect to such issuance, the Available Revolving Loan Commitment would be less than zero or (iv) within thirty (30) days preceding the Maturity Date; and PROVIDED FURTHER, HOWEVER, that at no time shall the total Letter of Credit Obligations outstanding hereunder exceed $3,000,000.00. Each Letter of Credit shall (1) be payable at sight, (2) be denominated in United States dollars, and (3) expire no later than the earlier to occur of, (A) with respect to Standby Letters of Credit, no later than the earlier to occur of (x) the fifth (5th) Business Day preceding the Maturity Date and (y) 360 days after its date of issuance (but may contain provisions for automatic renewal provided that no Default or Event of Default exists on the renewal date or would be caused by such renewal) and,
(ii) with respect to Commercial Letters of Credit, no later than the earlier to occur of (x) the thirtieth (30th) day preceding the Maturity Date and (y) 180 days after its date of Issuance (but may contain provisions for automatic renewal provided that no Default or Event of Default exists on the renewal date or would be caused by such renewal). Each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and if applicable with respect to Standby Letters of Credit, the International Standby Practices (1998 version), and, to the extent not inconsistent therewith, the laws of the State of Texas. The Issuing Bank shall not at any time be obligated to issue, or cause to be issued, any Letter of Credit if such issuance would conflict with, or cause the Issuing Bank to exceed any limits imposed by, any Applicable Law. If a Letter of Credit provides that it is automatically renewable unless notice is given by the Issuing Bank that it will not be renewed, the Issuing Bank shall not be bound to give a notice of non-renewal unless directed to do so by the Required Lenders at least sixty-five (65) days prior to the then scheduled expiration date of such Letter of Credit.

                  (b) The Borrower may from time to time request and be provided by the Issuing Bank the issuance of Letters of Credit. The Borrower shall execute and deliver to the Administrative Agent and the Issuing Bank a Request for Issuance of Letter of Credit for each Letter of Credit to be issued by the Issuing Bank, not later than 12:00 noon (Los Angeles California time) on the fifth (5th) Business Day preceding the date on which the requested Letter of Credit is to be issued, or such shorter notice as may be acceptable to the Issuing Bank and the Administrative Agent. Upon receipt of any such Request for Issuance of Letter of Credit, subject to satisfaction of all conditions precedent thereto as set forth in Section 3.3 hereof, the Issuing Bank shall process such Request for Issuance of Letter of Credit and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby. The Issuing Bank shall furnish a copy of such Letter of Credit (or any amendment thereto or renewal thereof) to the Borrower, the Administrative Agent and the Lenders promptly following the issuance thereof. The Borrower shall pay or reimburse the Issuing Bank for normal and customary costs and expenses incurred by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering the Letters of Credit.

                  (c) At such time as the Administrative Agent shall be notified by the Issuing Bank that the beneficiary under any Letter of Credit has drawn on the same, the Administrative Agent shall promptly notify the Borrower and each Lender by telephone (followed promptly by written notice) of the amount of the draw and, in the case of each Lender, such Lender's portion of such draw amount as calculated in accordance with its Commitment Ratio.

                  (d) The Borrower hereby agrees to immediately reimburse the Issuing Bank for amounts paid by the Issuing Bank in respect of draws under a Letter of Credit issued at the Borrower's request. In order to facilitate such repayment, the Borrower hereby irrevocably requests the Lenders, and such Lenders hereby severally agree, on the terms and conditions of this Agreement (other than as provided in Article 2 hereof with respect to the amounts of, the timing of requests for, and the repayment of Advances hereunder and in Article 3 hereof with respect to conditions precedent to Advances hereunder), with respect to any honoring of any draw under a Letter of Credit prior to the occurrence of an event described in clauses (f) or (g) of Section 8.1 hereof, to make an Advance (which Advance may be a LIBOR Advance if the Borrower so requests in a timely manner or may be converted to a LIBOR Advance as provided in the Loan Agreement) to the Borrower on each day on which the Issuing Bank honors a draw is made under any Letter of Credit and in the amount of such draw, and to pay the proceeds of such Advance directly to the Issuing Bank to reimburse the Issuing Bank for the amount paid by it upon such draw. Each Lender shall pay its share of such Advance by paying its portion of such Advance to the Administrative Agent in accordance with Section 2.2(e) hereof and its Commitment Ratio, without reduction for any set-off or counterclaim of any nature whatsoever and regardless of whether any Default or Event of Default (other than with respect to an event described in clauses (f) or (g) of Section
8.1 hereof) then exists or would be caused thereby. If at any time that any Letters of Credit are outstanding, any of the events described in clauses (f) or (g) of Section 8.1 hereof shall have occurred and be continuing, then each Lender shall, automatically upon the occurrence of any such event and without any action on the part of the Issuing Bank, the Borrower, the Administrative Agent or such Lender, be deemed to have purchased an undivided participation in the face amount of all Letters of Credit then outstanding in an amount equal to such Lender's Commitment Ratio, and each Lender shall, notwithstanding such Event of Default, upon a drawing under any Letter of Credit, immediately pay to the Administrative Agent for the account of the Issuing Bank, in immediately available funds, the amount of such Lender's participation (and the Issuing Bank shall deliver to such Lender a loan participation certificate dated the date of the occurrence of such event and in the amount of such Lender's Commitment Ratio). The disbursement of funds in connection with a draw under a Letter of Credit pursuant to this Section 2.15(d) shall be subject to the terms and conditions of Section 2.2(e) hereof. The obligation of each Lender to make payments to the Administrative

Agent, for the account of the Issuing Bank, in accordance with this Section
2.15 shall be absolute and unconditional and no such Lender shall be relieved of its obligations to make such payments by reason of noncompliance by any other Person with the terms of the Letter of Credit or for any other reason. The Administrative Agent shall promptly remit to the Issuing Bank the amounts so received from the other Lenders. Any overdue amounts payable by the Lenders to the Issuing Bank in respect of a draw under any Letter of Credit shall bear interest, payable on demand, at the rate on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day by the Federal Reserve Bank of New York.

                  (e) The Borrower agrees that any action taken or omitted to be taken by the Issuing Bank in connection with any Letter of Credit, except for such actions or omissions as shall constitute gross negligence or willful misconduct on the part of the Issuing Bank, shall be binding on the Borrower as between the Borrower and the Issuing Bank, and shall not result in any liability of the Issuing Bank to the Borrower. The obligation of the Borrower to reimburse the Lenders for Advances made to reimburse the Issuing Bank for draws under the Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, the following circumstances:

                           (i) any lack of validity or enforceability of any Loan Document;

                           (ii) any amendment or waiver of or consent to any departure from any or all of the Loan Documents;

                           (iii) any improper use which may be made of any Letter of Credit or any improper acts or omissions of any beneficiary or transferee of any Letter of Credit in connection therewith;

                           (iv) the existence of any claim, set-off, defense or any right which the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or Persons for whom any such beneficiary or any such transferee may be acting) or any Lender (other than the defense of payment to such Lender in accordance with the terms of this Agreement) or any other Person, whether in connection with any Letter of Credit, any transaction contemplated by any Letter of Credit, this Agreement, any other Loan Document, or any unrelated transaction;

                           (v) any statement or any other documents presented under any Letter of Credit proving to be insufficient, forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever, PROVIDED that the same shall not have resulted from the gross negligence or willful misconduct of the Issuing Bank;

                           (vi) the insolvency of any Person issuing any documents in connection with any Letter of Credit;

                           (vii) any breach of any agreement between the Borrower and any beneficiary or transferee of any Letter of Credit, PROVIDED that the same shall not have resulted from the gross negligence or willful misconduct of the Issuing Bank;

                           (viii) any irregularity in the transaction with respect to which any Letter of Credit is issued, including any fraud by the beneficiary or any transferee of such Letter of Credit, PROVIDED that the same shall not have resulted from the gross negligence or willful misconduct of the Issuing Bank;

                           (ix) any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, wireless or otherwise, whether or not they are in code, PROVIDED that the same shall not have resulted from the gross negligence or willful misconduct of the Issuing Bank;

                           (x)      any act, error, neglect or default,
         omission, insolvency or failure of business of any of the correspondents of the Issuing Bank, PROVIDED that the same shall not have resulted from the gross negligence or willful misconduct of the Issuing Bank;

                           (xi) any other circumstances arising from causes beyond the control of the Issuing Bank;

                           (xii) payment by the Issuing Bank under any Letter of Credit against presentation of a sight draft or a certificate which does not comply with the terms of such Letter of Credit, PROVIDED that the same shall not have resulted from the gross negligence or willful misconduct of the Issuing Bank; and

                           (xiii)   any other circumstance or happening
         whatsoever, whether or not similar to any of the foregoing, PROVIDED that the same shall not have resulted from the of gross negligence or willful misconduct of the Issuing Bank or any Lender.

                  (f) If, after the Agreement Date, any change in Applicable Law, any change in the interpretation or administration thereof, or any change in compliance with Applicable Law by the Issuing Bank or any Lender as a result of any official request or directive of any governmental authority, central bank or comparable agency (whether or not having the force of law) shall (i) impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, capital adequacy, assessment or other requirements or conditions against Letters of Credit issued by the Issuing Bank or against participations by any other Lender in the Letters of Credit or (ii) impose on the Issuing Bank or any other Lender any other condition regarding any Letter of Credit or any participation therein, and the result of any of the foregoing in the reasonable determination of the Issuing Bank or such Lender, as the case may be, is to increase the cost to the Issuing Bank or such Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining any participation therein, as the case may be, by an amount (which amount shall be reasonably determined) deemed by the Issuing Bank or such Lender to be material, and the designation of a different lending office will not avoid the need for additional compensation, then, on request by the Issuing Bank or such Lender, the Borrower shall pay, within ten (10) days after demand, the Issuing Bank or such Lender, as the case may be, such additional amount or amounts as the Issuing Bank or such Lender, as the case may be, so reasonably determines will compensate it for such increased costs. A certificate of the Issuing Bank or such Lender setting forth the amount, and in reasonable detail the basis for the Issuing Bank or such Lender's determination of such amount, to be paid to the Issuing Bank or such Lender by the Borrower as a result of any event referred to in this paragraph shall, absent manifest error, be conclusive. Notwithstanding the foregoing, the Borrower shall only be obligated to compensate the Issuing Bank or such Lender for any amount under this subsection arising or occurring during (i) in the case of each such request for compensation, any time or period commencing not more than one hundred eighty (180) days prior to the date on which the Issuing Bank or such Lender submits such request and (ii) any other time or period during which, because of the unannounced retroactive application of such law, regulation, interpretation, request or directive, the Issuing Bank or such Lender could not have known that the resulting increase might arise.

                  (g) Each Lender shall be responsible for its pro rata share (based on such Lender's Commitment Ratio) of any and all reasonable out-of-pocket costs, expenses (including, without limitation, reasonable legal fees) and disbursements which may be incurred or made by the Issuing Bank in connection with the collection of any amounts due under, the administration of, or the presentation or enforcement of any rights conferred by any Letter of Credit, the Borrower's or any guarantor's obligations to reimburse or otherwise. In the event the Borrower shall fail to pay such expenses of the Issuing Bank within ten (10) days after demand for payment by the Issuing Bank, each Lender shall thereupon pay to the Issuing Bank its pro rata share (based on such Lender's Commitment Ratio) of such expenses within five (5) days from the date of the Issuing Bank's notice to the Lenders of the Borrower's failure to pay; PROVIDED, HOWEVER, that if the Borrower or any guarantor shall thereafter pay such expense, the Issuing Bank will repay to each Lender the amounts received from such Lender hereunder.

                  (h) The Borrower agrees that each Advance by the Lenders to reimburse the Issuing Bank for draws under any Letter of Credit shall, for all purposes hereunder, be deemed to be an Advance under the Revolving Loan Commitment to the Borrower and shall be due and payable and bear interest in accordance with all other Loans to the Borrower.

                  (i) The Borrower will indemnify and hold harmless the Administrative Agent, the Issuing Bank and each other Lender, and each of their respective employees, representatives, officers and directors from and against any and all claims, liabilities, obligations, losses (other than loss of profits), damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees, but excluding taxes) which may be imposed on, incurred by or asserted against the Administrative Agent, the Issuing Bank or any such other Lender in any way relating to or arising out of the issuance of a Letter of Credit, except that the Borrower shall not be liable to the Administrative Agent, the Issuing Bank or any such Lender for any portion of such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of the Administrative

Agent, the Issuing Bank or such Lender, as the case may be, as determined by a non-appealable judicial order. This Section 2.15(i) shall survive termination of this Agreement.


                                    ARTICLE 3

                              CONDITIONS PRECEDENT

         Section 3.1 CONDITIONS PRECEDENT TO INITIAL ADVANCE. The obligation of the Lenders to undertake the Commitment and to make the initial Advance hereunder are subject to the prior or contemporaneous fulfillment of each of the following conditions:

                  (a) the Administrative Agent and the Lenders shall have received each of the following, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent:

                           (i)      this Agreement duly executed;

                           (ii)     duly executed Notes;

                           (iii) duly executed Borrower Security Agreement, together with duly executed Uniform Commercial Code financing statement forms reasonably requested by the Administrative Agent;

                           (iv) duly executed Borrower Pledge Agreement, together with stock certificates for all Capital Stock pledged thereunder and corresponding stock powers;

                           (v) duly executed Subsidiary Security Agreement of each of 1 + USA V Acquisition Corp. and Great Western Directories, Inc., together with duly executed appropriate Uniform Commercial Code financing statement forms reasonably requested by the Administrative Agent;

                           (vi) duly executed Subsidiary Guaranty of each of 1 + USA V Acquisition Corp. and Great Western Directories, Inc.;

                           (vii) duly executed Subsidiary Pledge Agreement of 1 + USA V Acquisition Corp., together with stock certificates for all Capital Stock pledged thereunder and corresponding stock powers;

                           (viii) the loan certificate of the Borrower dated as of February 23, 2000, in substantially the form attached hereto as EXHIBIT K, including a certificate of incumbency with respect to each Authorized Signatory of Borrower, together with the following items:
         (A) a true, complete and correct copy of the Articles of Incorporation and By-laws of the Borrower as in effect on February 23, 2000, (B) certificates of good standing for the Borrower issued by the Secretary of State or similar state official for the state of incorporation, principal place of business and location of books and records of the Borrower, (C) a true, complete and correct copy of the corporate resolutions of the Borrower authorizing the Borrower to execute, deliver and perform this Agreement and the other Loan Documents, and (D) a true, complete and correct copy of any shareholders' agreements or voting trust agreements in effect with respect to the stock of the Borrower;

                           (ix) the loan certificate of each Subsidiary of the Borrower existing as of February 23, 2000, in substantially the form attached hereto as EXHIBIT L, including a certificate of incumbency with respect to each Authorized Signatory of such Person, together with the following items: (A) a true, complete and correct copy of the Articles of Incorporation and By-laws of such Subsidiary as in effect on February 23, 2000, (B) certificates of good standing for such Subsidiary issued by the Secretary of State of similar state official for the state of incorporation, principal place of business and location of books and records of such Subsidiary, and (C) a true, complete and correct copy of the corporate resolutions of such Subsidiary authorizing such Subsidiary to execute, deliver and perform this Agreement and the other Loan Documents;

                           (x) legal opinions of Haynes & Boone L.L.P., counsel to the Borrower and its Subsidiaries, and of Lane, Powell, Spears, Lubersky LLP, special Washington counsel to the Borrower, YPTel, Inc. and Pacific Coast Publishing, Ltd., addressed to each Lender and the Administrative Agent and dated as of February 23, 2000;

                           (xi) duly executed Certificate of Financial Condition for the Borrower on a consolidated basis;

                           (xii) copies of the audited consolidated financial statements of the Borrower, its Subsidiaries and the Acquired Companies for the fiscal years ended 1997 and 1998;

                           (xiii)   copies of the most recent quarterly
         financial statements of the Borrower, its Subsidiaries, and the Acquired Companies, certified (in the case of Borrower and Great Western Directories, Inc.) by the chief financial officer of the Borrower;

                           (xiv) copies of insurance binders or certificates covering the assets of the Borrowers and its Subsidiaries, and otherwise meeting the requirements of Section 5.5 hereof, together with copies of the underlying insurance policies; and

                           (xv) delivery to the Administrative Agent of all possessory collateral, including, without limitation, any pledged notes or pledged stock.

                  (b) the Administrative Agent and the Lenders shall have received evidence satisfactory to them that all Necessary Authorizations, including all necessary consents to the closing of this Agreement, have been obtained or made, are in full force and effect and are not subject to any pending or, to the knowledge of the Borrower, threatened reversal or cancellation, and the Administrative Agent and the Lenders shall have received a certificate of an Authorized Signatory so stating;

                  (c) the Administrative Agent shall have received evidence satisfactory to them that Subordinated Debt will be issued on or prior to the close of business on February 23, 2000; and

                  (d) the Borrower shall have paid to the Administrative Agent for itself and for the account of each Lender the fees due and payable on February 23, 2000.

         Section 3.2 CONDITIONS PRECEDENT TO EACH ADVANCE. The obligation of the Lenders to make each Advance (other than in connection with a Continuation or Conversion) on or after the Agreement Date is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with such Advance:

                  (a) all of the representations and warranties of the Borrower under this Agreement and the other Loan Documents (including, without limitation, all representations and warranties with respect to its Subsidiaries), which, pursuant to Section 4.2 hereof, are made at and as of the time of such Advance, shall be true and correct at such time in all material respects, both before and after giving effect to the application of the proceeds of such Advance, and after giving effect to any updates to information provided to the Lenders in accordance with the terms of such representations and warranties, and no Default or Event of Default hereunder shall then exist or be caused thereby;

                  (b) the Administrative Agent shall have received a duly executed Request for Advance;

                  (c) the incumbency of the Authorized Signatories shall be as stated in the applicable certificate of incumbency contained in the certificate of the Borrower delivered pursuant to Section 3.1(a) hereof or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Agent and the Lenders;

                  (d) the Administrative Agent and the Lenders shall have received all such other certificates, reports, statements, opinions of counsel (if such Advance is in connection with an Acquisition) or other documents as the Administrative Agent or any Lender may reasonably request;

                  (e) with respect to any Advance relating to any Acquisition or the formation of a Subsidiary which is permitted hereunder, the Administrative Agent and the Lenders shall have received such documents and instruments relating to such Acquisition or formation of a new Subsidiary as are described in Section 5.12 hereof or otherwise required herein; and

                  (f) no event shall have occurred and no condition shall exist which, in the reasonable judgement of the Required Lenders, has had or could reasonably be expected to have a Materially Adverse Effect.

         Section 3.3 CONDITIONS PRECEDENT TO ISSUANCE OF LETTERS OF CREDIT. The obligation of the Issuing Bank to issue each Letter of Credit hereunder is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with such issuance:

                  (a) all of the representations and warranties of the Borrowers under this Agreement, which, in accordance with Section 4.2 hereof, are made at and as of the time of an Advance, shall be true and correct, both before and after giving effect to the issuance of such Letter of Credit;

                  (b) the Administrative Agent shall have received a duly executed Request for Issuance of Letter of Credit;

                  (c) the incumbency of the Authorized Signatories shall be as stated in the applicable certificate of incumbency contained in the certificate of the Borrowers delivered pursuant to Section 3.1(a) hereof or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Agent and the Lenders;

                  (d) there shall not exist, on the date of the issuance of such Letter of Credit and after giving effect thereto, a Default or an Event of Default hereunder; and

                  (e) the Administrative Agent, the Issuing Bank and each of the Lenders shall have received all such other certificates, reports, statements, opinions of counsel (if such Letter of Credit is in connection with an Acquisition) or other documents as any of them may reasonably request.


                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

         Section 4.1 REPRESENTATIONS AND WARRANTIES. The Borrower hereby agrees, represents and warrants (which representations and warranties made on the Agreement Date are made on a pro forma basis to include the Acquired Companies), upon the Agreement Date and at such other times as set forth in Section 3.2 hereof, in favor of the Administrative Agent, each Lender and the Issuing Bank that:

                  (a) ORGANIZATION; OWNERSHIP; POWER; QUALIFICATION. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Borrower has the corporate power and authority to own its properties and to carry on its business as now being and as proposed hereafter to be conducted. The Borrower and each of its Subsidiaries, if any, are duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of their respective properties or the nature of their respective businesses requires such qualification or authorization, except where failure to be so qualified could not reasonably be expected to have a Materially Adverse Effect.

                  (b) AUTHORIZATION; ENFORCEABILITY. The Borrower has the corporate power and has taken all necessary corporate action to authorize it to borrow hereunder, to execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Borrower and is, and each of the other Loan Documents to which the Borrower is party is, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity.

                  (c) SUBSIDIARIES: AUTHORIZATION; ENFORCEABILITY. The Borrower's Subsidiaries and the direct and indirect ownership thereof by the Borrower as of February 23, 2000 are as set forth on SCHEDULE 2 attached hereto. To the extent that the Borrower has any Subsidiaries, the Borrower has the unrestricted right to vote all of the issued and outstanding equity of the Subsidiaries owned by the Borrower and such equity of such Subsidiaries has been duly authorized and issued and is fully paid and nonassessable. Each Subsidiary of the Borrower, if any, has the power and has taken all necessary action to authorize it to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated by this Agreement and by such Loan Documents. Each of the Loan Documents to which any Subsidiary of the Borrower is party is a legal, valid and binding obligation of such Subsidiary enforceable against such Subsidiary in accordance with its terms, subject, as enforcement of remedies, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity. The Borrower's ownership interest in each of its Subsidiaries represents a direct or indirect controlling interest of such Subsidiary for purposes of directing or causing the direction of the management and policies of each Subsidiary.

                  (d) COMPLIANCE WITH OTHER LOAN DOCUMENTS AND CONTEMPLATED TRANSACTIONS. The execution, delivery and performance, in accordance with their respective terms, by the Borrower of this Agreement and the Notes, and by the Borrower and its Subsidiaries of each of the other Loan Documents to which they are respectively party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) require any consent or approval, governmental or otherwise, not already obtained,
(ii) violate any Applicable Law respecting the Borrower or any Subsidiary of the Borrower, (iii) conflict with, result in a breach of, or constitute a default under the certificate or articles of incorporation or by-laws or partnership agreements, as the case may be, as amended, of the Borrower or of any Subsidiary of the Borrower, or under any material indenture, agreement, or other instrument, to which the Borrower or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound, or
(iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any of its Subsidiaries, except for Permitted Liens.

                  (e) DESCRIPTION OF BUSINESS. The Borrower, together with its Subsidiaries, is engaged in the business of selling yellow page advertising services and producing and distributing yellow pages directories annually covering certain service areas in Washington, Oregon, Utah, Arizona, Oklahoma, Texas and California. Through a contractual relationship with Big Stuff, Inc. and Web YP, Inc., the Borrower and its Yellow Pages Directory Subsidiaries market "World Pages", a specialized web page service, to its yellow pages customers in its target markets.

                  (f) NECESSARY AUTHORIZATIONS. The Borrower and its Subsidiaries have secured all Necessary Authorizations and all such Necessary Authorizations are in full force and effect. No Necessary Authorization is the subject of any pending or, to the Borrower's knowledge, threatened revocation.

                  (g) COMPLIANCE WITH LAW. The Borrower and its Subsidiaries are in compliance with all Applicable Law, except where the failure to be in compliance would not individually or in the aggregate have a Materially Adverse Effect.

                  (h) TITLE TO ASSETS. As of the Agreement Date, the Borrower and its Subsidiaries have good, legal and marketable title to, or a valid leasehold interest in, all of its assets, except as reflected in applicable title policies related to the real property of the Borrower and its Subsidiaries. None of the properties or assets of the Borrower or any of its Subsidiaries is subject to any Liens, except for Permitted Liens. Except for financing statements evidencing Permitted Liens, no financing statement under the Uniform Commercial Code as in effect in any jurisdiction and no other filing which names the Borrower or any of its Subsidiaries as debtor or which covers or purports to cover any of the assets of the Borrower or any of its Subsidiaries is currently effective and on file in any state or other jurisdiction, and neither the Borrower nor any of its Subsidiaries has signed any such financing statement or filing or any security agreement authorizing any secured party thereunder to file any such financing statement or filing.

                  (i) LITIGATION. As of the date hereof, except as set forth on SCHEDULE 3 attached hereto, there is no action, suit, proceeding or investigation pending against, or, to the knowledge of the Borrower, threatened against or in any other manner relating adversely to, the Borrower or any of its Subsidiaries or to the knowledge of the Borrower any of their respective properties, in any court or before any arbitrator of any kind or before or by any governmental body (including, without limitation, the FCC). No action, suit, proceeding or investigation (i) calls into question the validity of this Agreement or any other Loan Document or, (ii) individually or collectively, involves the possibility of any judgment or liability not fully covered by insurance which, if determined adversely to the Borrower or any of its Subsidiaries, would have a Materially Adverse Effect.

                  (j) TAXES. All federal, state and other tax returns of the Borrower and each of its Subsidiaries required by law to be filed have been duly filed (or a timely request for an extension has been filed) and all federal, state and other taxes, including, without limitation, withholding taxes, assessments and other governmental charges or levies required to be paid by the Borrower or any of its Subsidiaries or imposed upon the Borrower or any of its Subsidiaries or any of their respective properties, income, profits or assets, which are due and payable, have been paid, except any such taxes (A)(i) the payment of which the Borrower or any of its Subsidiaries is diligently contesting in good faith by appropriate proceedings, (ii) for which adequate reserves have been provided on the books of the Borrower or the Subsidiary of the Borrower involved, and (iii) as to which no Lien other than a Permitted Lien has attached and no foreclosure, distraint, sale or similar proceedings have been commenced, or (B) which may result from audits not yet conducted. The charges, accruals and reserves on the books of the Borrower and each of its Subsidiaries in respect of taxes are, to the knowledge and in the judgment of the Borrower, adequate.

                  (k) NO MATERIAL ADVERSE CHANGE. There has occurred no event, condition or other change since December 31, 1999 which has had, or which could reasonably be expected to have, a Materially Adverse Effect.

                  (l) ERISA. The Borrower and each Subsidiary of the Borrower and each of their respective Plans are in compliance with ERISA and the Code and neither the Borrower nor any of its ERISA Affiliates, including, without limitation, its Subsidiaries, has incurred any accumulated funding deficiency with respect to any such Plan within the meaning of ERISA or the Code. The Borrower, each of its Subsidiaries, and each other ERISA Affiliate have complied in all material respects with all requirements of ERISA. Neither the Borrower nor any of its Subsidiaries has made any promises of retirement or other benefits to employees, except as set forth in the Plans, in written agreements with such employees, or in the Borrower's employee handbook and memoranda to employees. Neither the Borrower nor any of its ERISA Affiliates, including, without limitation, its Subsidiaries, has incurred any material liability to PBGC in connection with any such Plan. The assets of each such Plan which is subject to Title IV of ERISA are sufficient to provide the benefits under such Plan, the payment of which PBGC would guarantee if such Plan were terminated, and such assets are also sufficient to provide all other "benefit liabilities" (within the meaning of Section 4041 of ERISA) due under the Plan upon termination. No Reportable Event has occurred and is continuing with respect to any such Plan. No such Plan or trust created thereunder, or party in interest (as defined in Section 3(14) of ERISA), or any fiduciary (as defined in Section 3(21) of ERISA), has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject such Plan or any other Plan of the Borrower or any of its Subsidiaries, any trust created thereunder, or any such party in interest or fiduciary, or any party dealing with any such Plan or any such trust, to the tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code. Neither the Borrower nor any of its ERISA Affiliates, including, without limitation, its Subsidiaries, is or has been obligated to make any payment to a Multiemployer Plan.

                  (m) COMPLIANCE WITH REGULATIONS T, U AND X. Neither the Borrower nor any of its Subsidiaries is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying, and neither the Borrower nor any of its Subsidiaries owns or presently intends to acquire, any "margin security" or "margin stock" (herein called "MARGIN STOCK") as defined in Regulations T, U, and X (12 C.F.R. Parts 220, 221 and 224) of the Board of Governors of the Federal Reserve System (the "REGULATIONS"). None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulations. The Borrower has not taken, caused or authorized to be taken, and will not take any action which might cause this Agreement or the Notes to violate the Regulations or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect. If so requested by the Administrative Agent, the Borrower will furnish the Administrative Agent with (i) a statement or statements in conformity with the requirements of Federal Reserve Forms G-3 and/or U-1 referred to in Regulation U of said Board of Governors and (ii) other documents evidencing its compliance with the margin regulations, reasonably requested by the Administrative Agent. Neither the making of the Loans nor the use of proceeds thereof will violate, or be inconsistent with, the provisions of the Regulations.

                  (n) INVESTMENT COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by the Borrower and its Subsidiaries of this Agreement and the Loan Documents nor the issuance of the Notes violates any provision of such Act or requires any consent, approval or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body or authority pursuant to any provisions of such Act.

                  (o) GOVERNMENTAL REGULATION. Neither the Borrower nor any of its Subsidiaries is required to obtain any consent, approval, authorization, permit or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state or local regulatory authority in connection with the execution and delivery of this Agreement or any other Loan Document. Neither the Borrower nor any of its Subsidiaries is required to obtain any consent, approval, authorization, permit or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state or local regulatory authority in connection with the performance, in accordance with their respective terms, of this Agreement or any other Loan Document, other than filing of appropriate Uniform Commercial Code financing statements and mortgages.

                  (p) ABSENCE OF DEFAULT, ETC. The Borrower and its Subsidiaries are in compliance in all respects with all of the material provisions of their respective, Certificates or Articles of Incorporation and By-Laws, as the case may be, and no event has occurred or failed to occur (including, without limitation, any matter which could create a Default hereunder by cross-default) which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, (i) a Default or (ii) a material default by the Borrower or any of its Subsidiaries under any indenture, agreement or other instrument relating to Indebtedness of the

Borrower or any of its Subsidiaries in the amount of $1,000,000.00 or more in the aggregate, any material license, or any judgment, decree or order to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries or any of their respective properties may be bound or affected.

                  (q) ACCURACY AND COMPLETENESS OF INFORMATION. All information, reports, prospectuses and other papers and data relating to the Borrower or any of its Subsidiaries and furnished by the Borrower or any of its Subsidiaries to the Administrative Agent or the Lenders, taken as a whole, were, at the time furnished, believed to be true, complete and correct in all material respects to the extent necessary to give the Administrative Agent and the Lenders true and accurate knowledge of the subject matter, and all final projections, consisting of a consolidated projected cash flow statement, an income statement, and a balance sheet for Borrower and its Subsidiaries (collectively, the "PROJECTIONS"): (i) are based on estimates and assumptions believed to be reasonable and (ii) reflect, as of the date prepared, the reasonable estimate of Borrower of the results of operations and other information projected therein for the periods covered thereby. The Projections and the other pro forma financial information furnished at any time by the Borrower to any Lender pursuant to this Agreement have been prepared in good faith based on assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the Projections by a material amount and the Borrower, however, makes no representation as to its ability to achieve the results set forth in the Projections. The Borrower understands that all such statements, representations and warranties shall be deemed to have been relied upon by the Lenders as a material inducement to make each extension of credit hereunder.

                  (r) AGREEMENTS WITH AFFILIATES. Except for agreements or arrangements with Affiliates (i) wherein (A) the Borrower or one or more of its Subsidiaries provides services to such Affiliates or (B) the Borrower provides general management and operating services to such Affiliates, in each case, for not in excess of fair consideration, (ii) in connection with loans permitted under Section 7.6(b) hereof or (iii) which are set forth on
SCHEDULE 4 attached hereto, neither the Borrower nor any of its Subsidiaries has (a) any written agreements or binding arrangements of any kind with any Affiliate or (b) any management or consulting agreements of any kind with any Affiliate.

                  (s) PAYMENT OF WAGES. The Borrower and each of its Subsidiaries are in compliance with the Fair Labor Standards Act, as amended, in all material respects, and to the knowledge of the Borrower and each of its Subsidiaries, such Persons have paid all minimum and overtime wages required by law to be paid to their respective employees.

                  (t) PRIORITY. The Security Interest granted under the Borrower's Security Agreement and any Subsidiary Security Agreement is a valid and, upon filing of appropriate Uniform Commercial Code financing statements and/or mortgages, will be a perfected first priority security interest in the Collateral in favor of the Administrative Agent, for the benefit of itself and the Lenders, securing, in accordance with the terms of the Security Documents, the

Obligations, and the Collateral is subject to no Liens other than Permitted Liens. The Liens created by the Security Documents to which the Borrower and its Subsidiaries, or any of them, is a party are enforceable as security for the Obligations in accordance with their terms with respect to the Collateral subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law; and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower or any of its Subsidiaries, as the case may be).

                  (u) INDEBTEDNESS. Except as described on SCHEDULE 5 attached hereto, neither the Borrower nor any of its Subsidiaries has outstanding, as of February 23, 2000, and after giving effect to the initial Advances hereunder on the Agreement Date, any Indebtedness for Money Borrowed.

                  (v) SOLVENCY. As of the Agreement Date and after giving effect to the transactions contemplated by the Loan Documents: (i) the property of the Borrower, at a fair valuation, will exceed its debt; (ii) the capital of the Borrower will not be unreasonably small to conduct its business; (iii) the Borrower will not have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature; and (iv) the present fair salable value of the assets of the Borrower will be greater than the amount that will be required to pay its probable liabilities (including debts) as they become absolute and matured. For purposes of this
Section 4.1(v), "debt" shall mean, collectively, any liability on a claim, and "claim" means (i) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, undisputed, legal, equitable, secured or unsecured, or (ii) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, undisputed, secured or unsecured.

                  (w) PATENTS, TRADEMARKS, FRANCHISES, ETC. The Borrower and each of its Subsidiaries owns, possesses, or has the right to use all necessary patents, trademarks, trademark rights, trade names, trade name rights, service marks, copyrights, franchises, and licenses, and rights with respect thereof, necessary to conduct its respective business as now conducted, without known conflict with any patent, trademark, trade name, service mark, franchise, license, or copyright of any other Person, and in each case, subject to no mortgage, pledge, lien, lease, encumbrance, charge, security interest, title retention agreement, or option except as disclosed on SCHEDULE 1 attached hereto. All such material patents, trademark applications, trademarks, trademark rights, trade names, trade name rights, service marks, copyrights, franchises, and licenses are listed as of February 23, 2000 on SCHEDULE 6 attached hereto and are in full force and effect, the holder thereof is in full compliance in all material respects with all of the provisions thereof, and no such material asset or material agreement is subject to any pending or, to the best of the Borrower's knowledge, threatened attack or revocation.

                  (x) COLLECTIVE BARGAINING. None of the employees of the Borrower or any of its Subsidiaries is a party to any collective bargaining agreement with the Borrower or any of its Subsidiaries and, to the knowledge of the Borrower and its officers, there are no material grievances, disputes, or controversies with any union or any other organization of the employees of the Borrower or any of its Subsidiaries or threats of strikes, work stoppages, or any asserted pending demands for collective bargaining by any union or other organization.

                  (y) FINANCIAL STATEMENTS. The Borrower has furnished or caused to be furnished to the Administrative Agent and the Lenders as of the Agreement Date, (i) the audited financial statements for the Borrower and its Subsidiaries on a consolidated basis for the fiscal year ended December 31, 1999 and (ii) the consolidated audited financial statements for YPtel Corporation for the fiscal year ended October 31, 1999, all of which have been prepared in accordance with GAAP and present fairly in all material respects the financial position of the Borrowers, its Subsidiaries and the Acquired Companies on a consolidated basis, on and as at such dates and the results of operations for the periods then ended (subject, in the case of unaudited financial statements, to normal year-end and audit adjustments). None of the Borrower, its Subsidiaries or the Acquired Companies has any material liabilities, contingent or otherwise, other than as disclosed in the financial statements referred to in the preceding sentence or as set forth or referred to in this Agreement.

         Section 4.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All representations and warranties made under this Agreement and any other Loan Document shall be deemed to be made, and shall be true and correct in all material respects, at and as of the Agreement Date and on the date of each Advance except to the extent relating specifically to the Agreement Date. All representations and warranties made under this Agreement and the other Loan Documents shall survive, and not be waived by, the execution hereof by the Lenders, the Administrative Agent and the Issuing Bank, any investigation or inquiry by any Lender, the Administrative Agent or the Issuing Bank, or the making of any Advance or issuing of any Letter of Credit under this Agreement.


                                    ARTICLE 5

                                GENERAL COVENANTS

         So long as any of the Obligations is outstanding and unpaid, the Lenders have an obligation to fund Advances hereunder or the Issuing Bank has an obligation to issue Letters of Credit hereunder (in each case whether or not the conditions to borrowing or issuing a Letter of Credit, as applicable, have been or can be fulfilled), and unless the Required Lenders, or such greater number of Lenders as may be expressly provided for herein, shall otherwise consent in writing:

         Section 5.1 PRESERVATION OF EXISTENCE AND SIMILAR MATTERS. Except as permitted under Section 7.4 hereof, the Borrower will, and will cause each of its Subsidiaries to:

                           (i) preserve and maintain its existence, and its material rights, franchises, licenses and privileges in the state of its incorporation, including, without limiting the foregoing, all other Necessary Authorizations; and

                           (ii) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except for such failure to so qualify and be so authorized as could not reasonably be expected to have a Materially Adverse Effect.

         Section 5.2 BUSINESS; COMPLIANCE WITH APPLICABLE LAW. The Borrower will, and will cause each of its Subsidiaries to, (a) engage in the business conducted as of the Agreement Date or any business related, ancillary or complementary thereto including, without limitation, internet directory and related businesses and (b) comply in all material respects with the requirements of all Applicable Law.

         Section 5.3 MAINTENANCE OF PROPERTIES. The Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in the ordinary course of business in good repair, working order and condition (reasonable wear and tear excepted) all properties used in their respective businesses (whether owned or held under lease), other than obsolete equipment or unused assets and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments and improvements thereto.

         Section 5.4 ACCOUNTING METHODS AND FINANCIAL RECORDS. The Borrower will, and will cause each of its Subsidiaries on a consolidated and consolidating basis to, maintain a system of accounting established and administered in accordance with GAAP, keep adequate records and books of account in which complete entries will be made in accordance with GAAP and reflecting all transactions required to be reflected by GAAP and keep accurate and complete records of their respective properties and assets. The Borrower and its Subsidiaries will maintain a fiscal year ending on December 31st.

         Section 5.5 INSURANCE. The Borrower will, and will cause each of its Subsidiaries to:

                  (a) maintain insurance including, but not limited to, business interruption coverage and public liability coverage insurance from responsible companies in such amounts and against such risks to the Borrower and each of its Subsidiaries as is prudent for similarly situated companies engaged in similarly situated industries;

                  (b) keep their respective assets insured by insurers on terms and in a manner reasonably acceptable to the Administrative Agent against loss or damage by fire, theft, burglary, loss in transit, explosions and hazards insured against by extended coverage, in amounts which are prudent for companies in similarly situated industries and reasonably satisfactory to the Administrative Agent, all premiums thereon to be paid by the Borrower and its Subsidiaries; and

                  (c) require that each insurance policy provide for at least thirty (30) days' prior written notice to the Administrative Agent of any termination of or proposed cancellation or nonrenewal of such policy, and name the Administrative Agent as additional named lender loss payee and, as appropriate, additional insured, to the extent of the Obligations.

         Section 5.6 PAYMENT OF TAXES AND CLAIMS. The Borrower will, and will cause each of its Subsidiaries to, pay and discharge all taxes, including, without limitation, withholding taxes, assessments and governmental charges or levies required to be paid by them or imposed upon them or their income or profits or upon any properties belonging to them, prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien or charge upon any of their properties; except that no such tax, assessment, charge, levy or claim need be paid which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as such tax, assessment, charge, levy or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale or similar proceedings shall have been commenced. The Borrower will, and will cause each of its Subsidiaries to, timely file all information returns or appropriate extensions for filing required by federal, state or local tax authorities.

         Section 5.7       COMPLIANCE WITH ERISA.

                  (a) The Borrower will, and will cause its Subsidiaries to, make all contributions to any Employee Pension Plan when such contributions are due and not incur any "accumulated funding deficiency" within the meaning of Section 412(a) of the Code, whether or not waived, and will otherwise comply with the requirements of the Code and ERISA with respect to the operation of all Plans, except to the extent that the failure to so comply could not have a Materially Adverse Effect.

                  (b) The Borrower will, and will cause its Subsidiaries to, comply in all respects with the requirements of ERISA with respect to any Plans subject to the requirements thereof, except to the extent that the failure to so comply could not have a Materially Adverse Effect.

                  (c)      The Borrower will furnish to Administrative Agent
(i) within 30 days after any officer of the Borrower obtains knowledge that a "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Plan of the Borrower or its ERISA Affiliates, including, without limitation, its Subsidiaries, that any Reportable Event has occurred with respect to any Employee Pension Plan or that PBGC has instituted or will institute proceedings under Title IV of ERISA to terminate any Employee Pension Plan or to appoint a trustee to administer any Employee Pension Plan, a statement setting forth the details as to such prohibited transaction, Reportable Event or termination or appointment proceedings and the action which it (or any other Employee Pension Plan sponsor if other than the Borrower) proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to PBGC if a copy of such notice is available to the Borrower, any of its Subsidiaries or any of its ERISA Affiliates, (ii) promptly after receipt thereof, a copy of any notice the Borrower, any of its Subsidiaries or any of its ERISA Affiliates or the sponsor of any Plan receives from PBGC, or the Internal Revenue Service or the Department of Labor which sets forth or proposes any action or determination with respect to such Plan, (iii) promptly after the filing thereof, any annual report required to be filed pursuant to ERISA in connection with each Plan maintained by the Borrower or any of its ERISA Affiliates, including, without limitation, the Subsidiaries, and (iv) promptly upon the Administrative Agent's request therefor, such additional information concerning any such Plan as may be reasonably requested by the Administrative Agent.

                  (d) The Borrower will promptly notify the Administrative Agent of any excise taxes which have been assessed or which the Borrower, any of its Subsidiaries or any of its ERISA Affiliates has reason to believe may be assessed against the Borrower, any of its Subsidiaries or any of its ERISA Affiliates by the Internal Revenue Service or the Department of Labor with respect to any Plan of the Borrower or its ERISA Affiliates, including, without limitation, its Subsidiaries.

                  (e) Within the time required for notice to the PBGC under Section 302(f)(4)(A) of ERISA, the Borrower will notify the Administrative Agent of any lien arising under Section 302(f) of ERISA in favor of any Plan of the Borrower or its ERISA Affiliates, including, without limitation, its Subsidiaries.

                  (f) The Borrower will not, and will not permit any of its Subsidiaries or any of its ERISA Affiliates to take any of the following actions or permit any of the following events to occur if such action or event together with all other such actions or events would subject the Borrower, any of its Subsidiaries, or any of its ERISA Affiliates to any tax, penalty, or other liabilities which could have a Materially Adverse Effect:

                           (i) engage in any transaction in connection with which the Borrower, any of its Subsidiaries or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code;

                           (ii) terminate any Employee Pension Plan in a manner, or take any other action, which could result in any liability of the Borrower, any of its Subsidiaries or any ERISA Affiliate to the PBGC;

                           (iii) fail to make full payment when due of all amounts which, under the provisions of any Plan, the Borrower, any of its Subsidiaries or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency within the meaning of Section 412(a) of the Code, whether or not waived, with respect to any Employee Pension Plan; or

                           (iv) permit the present value of all benefit liabilities under all Employee Pension Plans which are subject to Title IV of ERISA to exceed the present value of the assets of such Plans allocable to such benefit liabilities (within the meaning of Section 4041 of ERISA), except as may be permitted under actuarial funding standards adopted in accordance with Section 412 of the Code.

         Section 5.8 VISITS AND INSPECTIONS. The Borrower will, and will cause each of its Subsidiaries, upon three (3) Business Days notice to the Borrower's chief financial officer, to, permit (a) representatives of the Administrative Agent and any of the Lenders to visit and inspect the properties of the Borrower or any of its Subsidiaries during business hours,
(b) representatives of the Administrative Agent and, after the occurrence and during the continuance of a Default, any of the Lenders to (i) inspect and make extracts from and copies of their respective books and records and (ii) discuss with their respective principal officers their respective businesses, assets, liabilities, financial positions, results of operations and business prospects. The Borrower and each of its Subsidiaries will also permit, with the Borrower present if the Borrower elects to be so present, representatives of the Administrative Agent and, after the occurrence and during the continuance of a Default, any of the Lenders to discuss with their respective accountants the Borrower's and its Subsidiaries' businesses, assets, liabilities, financial positions, results of operations and business prospects.

         Section 5.9 PAYMENT OF INDEBTEDNESS. Subject to any provisions herein or in any other Loan Document, the Borrower will, and will cause each of its Subsidiaries to, pay any and all of their respective Indebtedness when and as it becomes due, other than amounts diligently disputed in good faith and for which adequate reserves have been set aside in accordance with GAAP.

         Section 5.10 USE OF PROCEEDS. The Borrower will, and will cause its Subsidiaries to, use the aggregate proceeds of all Advances under the Loans directly or indirectly:

                  (a) to finance the redemption of all outstanding senior bank debt and subordinated debt of the Borrower and the Acquired Companies as of February 23, 2000;

                  (b) for working capital needs and other corporate purposes of the Borrower and its Subsidiaries (including the fees and expenses incurred in connection with the execution and delivery of this Agreement) which do not otherwise conflict with this Section 5.10; and

                  (c) to finance Acquisitions and Investments permitted under this Agreement.

         Section 5.11 INDEMNITY. The Borrower will indemnify and hold harmless each Lender, the Administrative Agent and the Issuing Bank, and each of their respective affiliates, employees, representatives, shareholders, officers and directors (any of the foregoing shall be an "INDEMNITEE") from and against any and all claims, liabilities, obligations, losses, damages, actions, reasonable attorneys' fees and expenses (as such fees and expenses are incurred), penalties, judgments, suits, costs and demands by any party, including the costs of investigating and defending such claims, whether or not the Borrower, any Subsidiary of the Borrower or the Person seeking indemnification is the prevailing party (a) resulting from any breach or alleged breach by the Borrower or any Subsidiary of the Borrower of any representation or warranty made hereunder; or (b) otherwise arising out of
(i) the Commitments, the Loans or otherwise under this Agreement, any Loan Document or any transaction contemplated hereby or thereby, including, without limitation, the use of the proceeds of Loans hereunder in any fashion by the Borrower or the performance of their respective obligations under the Loan Documents by the Borrower or any of its Subsidiaries, (ii) allegations of any participation by the Lenders, the Administrative Agent and the Issuing Bank, or any of them, in the affairs of the Borrower or any of its Subsidiaries, or allegations that any of them has any joint liability with the Borrower or any of its Subsidiaries for any reason, (iii) any claims against the Lenders, the Administrative Agent and the Issuing Bank, or any of them, by any shareholder or other investor in or lender to the Borrower or any Subsidiary of the Borrower, by any brokers or finders or investment advisers or investment bankers retained by the Borrower or by any other third party, arising out of the Commitments or otherwise under this Agreement; or (c) in connection with taxes (not including federal or state income or franchise taxes or other taxes based solely upon the revenues or income of such Persons), fees, and other charges payable in connection with the Loans, or the execution, delivery, and enforcement of this Agreement, the Security Documents, the other Loan Documents, and any amendments thereto or waivers of any of the provisions thereof; in each case, unless the Person seeking indemnification hereunder is determined in such case to have acted with gross negligence or willful misconduct, in any case, by a final, non-appealable judicial order. The obligations of the Borrower under this Section 5.11 are in addition to, and shall not otherwise limit, any liabilities which the Borrower might otherwise have in connection with any warranties or similar obligations of the Borrower in any other Loan Document.

         Section 5.12 COVENANTS REGARDING ACQUISITIONS AND PURCHASE OR FORMATION OF SUBSIDIARIES. At the time of (i) any Acquisition permitted hereunder, (ii) the purchase by the Borrower or any of its Subsidiaries of any interests in any Subsidiary of the Borrower (other than a Non-Material Subsidiary), or (iii) the formation of any new Subsidiary of the Borrower or any of its Subsidiaries which is permitted under this Agreement (other than a Non-Material Subsidiary), the Borrower will, and will cause its Subsidiaries, as appropriate, to (a) provide to the Administrative Agent a duly executed
(x) Subsidiary Security Agreement for any such Subsidiary that is organized in the United States of America, together with appropriate Uniform Commercial Code financing statements, (y) Subsidiary Pledge Agreement for any such Subsidiary that is organized in the United States of America, together with appropriate stock certification and stock powers executed in blank and (z) Subsidiary Guaranty for any such Subsidiary that is organized in the United States of America, each of which shall constitute both Security Documents and Loan Documents for purposes of this Agreement, as well as a loan certificate for any such Subsidiary, substantially in the form of EXHIBIT L attached hereto, together with appropriate attachments; (b) pledge to the Administrative Agent, (1) with respect to any such Subsidiary that is organized in the United States of America, one hundred percent (100%), and
(2) with respect to any Foreign Subsidiary, no less than sixty-five percent (65%) of the stock or partnership interests (or other instruments or securities evidencing ownership) of such Subsidiary or Person which is acquired or formed, beneficially owned by the Borrower or any of the Borrower's domestic Subsidiaries, as the case may be, as additional Collateral for the Obligations to be held by the Administrative Agent in accordance with the terms of the Borrower's Pledge Agreement, or a new Subsidiary Pledge Agreement, and execute and deliver to the Administrative Agent all such documentation for such pledge as, in the reasonable opinion of the Administrative Agent, is appropriate; and (c) with respect to any Acquisition, provide revised financial projections for the remainder of the fiscal year and for each subsequent year until the Maturity Date which reflect such Acquisition, certified by the chief financial officer of the Borrower, together with a statement by such Person that no Default exists or would be caused by such Acquisition or formation, and all other documentation, including one or more opinions of counsel, reasonably satisfactory to the Administrative Agent which in their reasonable opinion is appropriate with respect to such Acquisition. Any document, agreement or instrument (other than the Projections) executed or issued pursuant to this Section 5.12 shall be a "Loan Document" for purposes of this Agreement.

         Section 5.13 PAYMENT OF WAGES. The Borrower will, and will cause each of its Subsidiaries to, at all times comply, in all material respects, with the material requirements of the Fair Labor Standards Act, as amended, including, without limitation, the provisions of such Act relating to the payment of minimum and overtime wages as the same may become due from time to time.

         Section 5.14 FURTHER ASSURANCES. The Borrower will promptly cure, or cause to be cured, defects in the creation and issuance of any of the Notes and the execution and delivery of the Loan Documents (including, without limitation, this Agreement), resulting from any acts or failure to act by the Borrower or any of its Subsidiaries or any employee or officer of any of the foregoing Persons. The Borrower at its expense will promptly execute and deliver to the Administrative Agent, the Lenders and the Issuing Bank, or cause to be executed and delivered to the Administrative Agent, the Lenders and the Issuing Bank, all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of the Borrower in the Loan Documents, including this Agreement, or to correct any omissions in the Loan Documents, all as may be reasonably necessary or reasonably appropriate in connection therewith and as may be reasonably requested.

         Section 5.15 INTEREST RATE HEDGING. Within sixty (60) days after February 23, 2000 and within sixty (60) days after each Advance after February 23, 2000, the Borrowers shall enter into (and shall at all times thereafter maintain for a period of not less than two (2) years) one or more Interest Hedge Agreements with respect to the interest obligations on not less than fifty percent (50%) of the principal amount of the Loans outstanding from time to time. Such Interest Hedge Agreements shall provide interest rate protection in conformity with International Swap Dealers Association standards and for an average period of at least two (2) years from the date of such Interest Hedge Agreements or, if earlier, until the Maturity Date on terms reasonably acceptable to the Administrative Agent, such terms to include consideration of the creditworthiness of the other party to the proposed Interest Hedge Agreement. All Obligations of the Borrower to the Administrative Agent or any of the Lenders (or any of their Affiliates) pursuant to any Interest Hedge Agreement and all Liens granted to secure such Obligations shall rank pari passu with all other Obligations and Liens securing such other Obligations up to the then effective amount of the Commitments; and any Interest Hedge Agreement between the Borrower and any other Person shall be unsecured.

                                    ARTICLE 6

                              INFORMATION COVENANTS

         So long as any of the Obligations is outstanding and unpaid, the Lenders have an obligation to fund Advances hereunder or the Issuing Bank has an obligation to issue Letters of Credit hereunder (in each case, whether or not the conditions to borrowing or to issuing a Letter of Credit, as applicable, have been or can be fulfilled), and unless the Required Lenders, or such greater number of Lenders as may be expressly provided for herein, shall otherwise consent in writing, the Borrower will furnish or cause to be furnished to each Lender and the Administrative Agent, at their respective offices:

         Section 6.1 QUARTERLY FINANCIAL STATEMENTS AND INFORMATION. Within forty-five (45) days after the last day of each of the first three (3) quarters of each fiscal year of the Borrower, the balance sheets of the Borrower on a consolidated basis with its Subsidiaries as at the end of such quarter and as of the end of the preceding fiscal year, and the related statements of operations and the related statements of cash flows of the Borrower on a consolidated basis with its Subsidiaries for such quarter and for the elapsed portion of the year ended with the last day of such quarter, which shall set forth in comparative form such figures as at the end of and for such quarter and appropriate prior period and shall be certified by the chief financial officer of the Borrower to have been prepared in accordance with GAAP and to present fairly in all material respects the financial position of the Borrower on a consolidated basis with its Subsidiaries as at the end of such period and the results of operations for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal year-end and audit adjustments.

         Section 6.2 ANNUAL FINANCIAL STATEMENTS AND INFORMATION. Within ninety (90) days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the related audited consolidated statements of operations for such fiscal year and for the previous fiscal year, the related audited consolidated statements of cash flow and members' equity for such fiscal year and for the previous fiscal year, which shall be accompanied by an opinion, which opinion shall be in scope and substance reasonably satisfactory to the Administrative Agent, of independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, together with a statement of such accountants that in connection with their audit, nothing came to their attention that caused them to believe that the Borrower was not in compliance with the terms, covenants, provisions or conditions of Sections 7.8, 7.9, 7.10 and 7.11 hereof insofar as they relate to accounting matters.

         Section 6.3 PERFORMANCE CERTIFICATES. At the time the financial statements are furnished pursuant to Sections 6.1 and 6.2 hereof, a certificate of the president or chief financial officer of the Borrower as to its financial performance, in substantially the form attached hereto as EXHIBIT N:

                  (a) setting forth as and at the end of such quarterly period or fiscal year, as the case may be, (i) the arithmetical calculations required to establish whether or not the Borrower was in compliance with the requirements of Sections 7.8, 7.9, 7.10 and 7.11 hereof and (ii) the Applicable Margin then in effect;

                  (b) stating that, to the best of such Person's knowledge, no Default or Event of Default has occurred as at the end of such quarterly period or year, as the case may be, or, if a Default or Event of Default has occurred, disclosing each such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Default or Event of Default; and

                  (c)      containing a list of all Acquisitions,
Investments, Restricted Payments and dispositions of assets from February 23, 2000 through the date of such certificate, together with the total amount for each of the foregoing categories from February 23, 2000; and

                  (d) containing a list of all Net Internet Losses and any Investments made in any of the Internet Subsidiaries.

         Section 6.4       COPIES OF OTHER REPORTS.

                  (a) Promptly upon receipt thereof copies of all material reports, if any, submitted to the Borrower by the Borrower's independent public accountants regarding the Borrower, including, without limitation, any management report prepared in connection with the annual audit referred to in Section 6.2 hereof.

                  (b) From time to time and promptly upon each request, such data, certificates, reports, statements, documents or further information regarding the business, assets, liabilities, financial position, projections, results of operations or business prospects of the Borrower or any of its Subsidiaries, as the Administrative Agent or any Lender may reasonably request which are reasonably available to the Borrower.

                  (c) Annually, certificates of insurance indicating that the requirements of Section 5.5 hereof remain satisfied for such fiscal year, together with, if requested by a Lender and reasonably available to the Borrower, copies of any new or replacement insurance policies obtained during such year.

                  (d) Prior to February 28th of each year, the annual budget for such year for the Borrower and its Subsidiaries, including projections of the income statement, the balance sheet and a cash flow statement for such year and the subsequent year, on a quarter by quarter basis.

         Section 6.5 NOTICE OF LITIGATION AND OTHER MATTERS. Notice specifying the nature and status of any of the following events, promptly, but in any event not later than fifteen (15) days after the occurrence of any of the following events becomes known to the Borrower:

                  (a) the commencement of all proceedings and investigations by or before any governmental body and all actions and proceedings in any court or before any arbitrator against the Borrower or any Subsidiary of the Borrower, or, to the extent known to the Borrower, which could reasonably be expected to have a Materially Adverse Effect if adversely determined;

                  (b) any material adverse change with respect to the business, assets, liabilities, financial position, results of operations or business prospects of the Borrower and its Subsidiaries, taken as a whole, other than changes in the ordinary course of business which have not had and could not reasonably be expected to have a Materially Adverse Effect and other than changes in the industry in which Borrower or any of its Subsidiaries operate which could not reasonably be expected to have a Materially Adverse Effect;

                  (c) any material adverse amendment or change adopted by the board of directors of the Borrower to the annual budget provided to the Administrative Agent by the Borrower;

                  (d) any Default or the occurrence or non-occurrence of any event (A) which constitutes, or which with the passage of time or giving of notice or both would constitute a default by the Borrower or any Subsidiary of the Borrower under any material agreement other than this Agreement and the other Loan Documents to which the Borrower or any Subsidiary of the Borrower is party or by which any of their respective properties may be bound, or (B) which could be reasonably expected to have a Materially Adverse Effect, giving in each case a description thereof and specifying the action proposed to be taken with respect thereto;

                  (e) the occurrence of any Reportable Event or a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan of the Borrower or any of its Subsidiaries or the institution or threatened institution by PBGC of proceedings under ERISA to terminate or to partially terminate any such Plan or the commencement or threatened commencement of any litigation regarding any such Plan or naming it or the trustee of any such Plan with respect to such Plan or any action taken by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate of the Borrower to withdraw or partially withdraw from any Plan or to terminate any Plan.


                                    ARTICLE 7

                               NEGATIVE COVENANTS

         So long as any of the Obligations is outstanding and unpaid, the Lenders have an obligation to fund Advances hereunder or the Issuing Bank has an obligation to issue Letters of Credit hereunder (in each case, whether or not the conditions to borrowing or to issuing a Letter of Credit, as applicable, have been or can be fulfilled) and unless the Required Lenders, or such greater number of Lenders as may be expressly provided for herein, shall otherwise give their prior consent in writing:

         Section 7.1 INDEBTEDNESS OF THE BORROWER AND ITS SUBSIDIARIES. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness except:

                  (a)      the Obligations;

                  (b)      Indebtedness secured by Permitted Liens;

                  (c) obligations under Interest Hedge Agreements with respect to the Loans;

                  (d) Indebtedness of the Borrower or any of its Subsidiaries to any such Subsidiary or to the Borrower or any other Subsidiary of the Borrower, respectively, so long as the corresponding debt instruments, if any, are pledged to the Administrative Agent as security for the Obligations;

                  (e)      the Subordinated Debt;

                  (f)      Indebtedness as of February 23, 2000 set forth on
SCHEDULE 5 attached hereto;

                  (g)      the Exchange and Voting Trust Agreement; and

                  (h) Capitalized Lease Obligations in an amount not to exceed at any time outstanding $1,000,000.00.

Notwithstanding the foregoing, the Borrower may refinance its Indebtedness existing as of February 23, 2000 (subject to any subordination agreement with respect thereto) with other Indebtedness (other than proceeds of the Loans) so long as (i) the refinancing Indebtedness has a maturity of not less than the maturity of the Indebtedness being refinanced, (ii) the terms governing the refinancing Indebtedness are no more restrictive than the terms of the Indebtedness being refinanced, (iii) the refinanced Indebtedness is unsecured, and (iv) the average weighted life to maturity of the refinancing Indebtedness is no greater than that of the Indebtedness being refinanced.

         Section 7.2 LIMITATION ON LIENS. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, assume, incur or permit to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its properties or assets, whether now owned or hereafter acquired, except for Permitted Liens. The Borrower shall not, and shall not permit any of its Subsidiaries to undertake, covenant or agree with any third party that it will not create, assume, incur or permit to exist any lien in favor of the Administrative Agent or the Lenders securing the Obligations on any of its assets or properties, whether now owned or hereafter acquired except for Permitted Liens.

         Section 7.3 AMENDMENT AND WAIVER. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any amendment of, or agree to or accept or consent to any waiver of any of the material provisions (a) of its operating agreement, articles or certificate of incorporation or partnership agreement, as appropriate, or of the Exchange and Voting Trust Agreement or the Support Agreement, if the effect thereof would be to adversely affect the rights of the Administrative Agent, the Lenders or the Issuing Bank hereunder or under any Loan Document or (b) of the Registration Rights Agreement, the Debentures, the Convertible Debenture Purchase Agreement or any other agreement instrument or document evidencing the Subordinated Debt.

         Section 7.4       LIQUIDATION, MERGER OR DISPOSITION OF ASSETS.

                  (a) DISPOSITION OF ASSETS. The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time sell, lease, abandon, or otherwise dispose of any assets other than (i) assets including, but not limited to, past due account receivables, disposed of in the ordinary course of business (ii) assets sold or leased by the Borrower or any of its Subsidiaries to the Borrower or any of its Subsidiaries (other than any Foreign Subsidiaries or any Subsidiaries that have not executed a Subsidiary Security Agreement and a Subsidiary Guaranty) and (iii) assets sold or otherwise disposed or by the Borrower or its Subsidiaries the net proceeds of which do not exceed $100,000.00 on any calendar year.

                  (b) LIQUIDATION OR MERGER. The Borrower shall not, and shall not permit any of its Subsidiaries (other than Non-Material Subsidiaries) to, at any time liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up, or enter into any merger, other than (i) a merger or consolidation among the Borrower and one or more of its Subsidiaries, provided the Borrower is the surviving corporation, or
(ii) a merger between or among two (2) or more Subsidiaries of the Borrower provided the surviving Subsidiary is not a Non-Material Subsidiary, or (iii) in connection with an Acquisition permitted hereunder effected by a merger in which the Borrower or, in a merger in which the Borrower is not a party, a Subsidiary of the Borrower, is the surviving corporation or the surviving corporation becomes a Subsidiary of the Borrower.

         Section 7.5 LIMITATION ON GUARANTIES. The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time Guaranty, assume, be obligated with respect to, or permit to be outstanding any Guaranty of, any obligation of any other Person other than (a) a guaranty by endorsement of negotiable instruments for collection in the ordinary course of business, or (b) Guaranties of Indebtedness incurred as permitted pursuant to Section 7.1 hereof, (c) as may be contained in any Loan Document, including, without limitation, any Subsidiary Guaranty or (d) the Support Agreement.

         Section 7.6 INVESTMENTS AND ACQUISITIONS. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly make any loan or advance, or otherwise acquire for consideration evidences of Indebtedness, Capital Stock or other securities of any Person or other assets or property (other than assets or property in the ordinary course of business), or make any Acquisition or Investment except that:

                  (a) the Borrower and its Subsidiaries may, directly or through a brokerage account, (i) purchase marketable, direct obligations of the United States of America, its agencies and instrumentalities maturing within three hundred sixty-five (365) days of the date of purchase, (ii) purchase commercial paper, money-market funds and business savings accounts issued by corporations, each of which shall have a combined net worth of at least $100,000,000.00 and each of which conducts a substantial part of its business in the United States of America, maturing within two hundred seventy
(270) days from the date of the original issue thereof, and rated "P-2" or better by Moody's Investors Service, Inc. or "A-2" or better by Standard and Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., and
(iii) purchase repurchase agreements, bankers' acceptances, and domestic and Eurodollar certificates of deposit maturing within three hundred sixty-five
(365) days of the date of purchase which are issued by, or time deposits maintained with, a United States national or state bank the deposits of which are insured by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation and having capital, surplus and undivided profits totaling more than $100,000,000.00 and rated "A" or better by Moody's Investors Service, Inc. or Standard and Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.;

                  (b) so long as no Default then exists or would be caused thereby and the Borrower has demonstrated pro forma compliance with Sections 7.8, 7.9, 7.10 and 7.11 hereof, the Borrower may make Acquisitions which are in the similar or same line of business as the Borrower or its Subsidiaries; PROVIDED, HOWEVER, that no such Acquisition may exceed $15,000,000.00 without the prior written consent of the Required Lenders;

                  (c) so long as no Default then exists or would be caused thereby, the Borrower may make Investments in the Internet Subsidiaries to fund working capital and/or new portal agreements (including extensions of existing portal agreements) in an amount not to exceed (i) (A) in the fiscal year ending December 31, 2000, $10,000,000.00, and (B) in the aggregate during the term hereof (inclusive of clause (i)(A) hereof), $20,000,000.00 and (ii) (A) any Net Equity Proceeds not required to be applied to the Loans pursuant to Sections 2.5(c) and 2.7(c) hereof and (B) proceeds from any other sales of Capital Stock, in an amount not to exceed $10,000,000.00 in the aggregate during the term hereof; and

                  (d) the Borrower and its Subsidiaries may make Investments in obligations or securities received in a settlement of debts created in the ordinary course of business in an aggregate amount not to exceed $1,000,000.00.

         Section 7.7 RESTRICTED PAYMENTS. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly declare or make any Restricted Payment; PROVIDED, HOWEVER, that (a) any Subsidiary of the Borrower may make Restricted Payments to the Borrower or to a wholly-owned Subsidiary of the Borrower; PROVIDED, THAT, if a Restricted Payment is made to a Foreign Subsidiary, such Foreign Subsidiary shall make a corresponding payment to its equity holders, (b) ACG Exchange Company may make Restricted Payments to the holders of its Class A Special Shares in accordance with the Exchange and Voting Trust Agreement to the extent that
(i) the Borrower makes a Restricted Payment (to the event otherwise permitted hereunder) to the holders of its common stock and (ii) the Borrower has made an equity contribution in the amount of such Restricted Payment to ACG Exchange Company pursuant to the Support Agreement and (c) so long as no Default or Event of Default then exists or would be caused thereby, the Borrower may make payments of current interest on the Subordinated Debt and other Indebtedness permitted under Section 7.1 hereof. Notwithstanding anything to the contrary contained herein, (x) at any time (including the liquidation of the Borrower), the holders of Class A Special Shares of ACG Exchange Company may exchange such shares for Common Stock of the Borrower, and (y) the Borrower may reserve shares of its Common Stock to make the exchange referred to in clause (x) hereof.

         Section 7.8 TOTAL LEVERAGE RATIO. (a) As of the end of any calendar quarter, (b) at the time of any Advance hereunder (after giving effect to such Advance), and (c) on the date of issuance of any Letter of Credit hereunder (after giving effect to such Letter of Credit), the Borrower shall not permit its Total Leverage Ratio to exceed the following:

                  Period                                      Ratio
                  ------                                      -----

A.       February 23, 2000 through
         December 30, 2000                                5.00 to 1.00

B.       December 31, 2000 through
         December 30, 2001                                4.50 to 1.00

C.       December 31, 2001 through
         December 30, 2002                                4.00 to 1.00

D.       December 31, 2002 through
         Maturity Date                                    3.50 to 1.00

         Section 7.9 SENIOR LEVERAGE RATIO. (a) As of the end of any calendar quarter, (b) at the time of any Advance hereunder (after giving effect to such Advance), and (c) on the date of issuance of any Letter of Credit hereunder (after giving effect to such Letter of Credit), the Borrower shall not permit its Senior Leverage Ratio to exceed the following:

                  Period                                      Ratio
                  ------                                      -----

A.       February 23, 2000 through
         December 30, 2000                                4.00 to 1.00

B.       December 31, 2000 through
         December 30, 2001                                3.50 to 1.00

C.       December 31, 2001 through
         December 30, 2002                                3.00 to 1.00

D.       December 31, 2002 through
         Maturity Date                                    2.00 to 1.00

         Section 7.10 INTEREST COVERAGE RATIO. (a) As of the end of any calendar quarter, (b) at the time of any Advance hereunder (after giving effect to such Advance) and (c) on the date of issuance of any Letter of Credit hereunder (after giving effect to such Letter of Credit), the Borrower shall not permit the ratio of (i) its EBITDA (for the four (4) fiscal quarter period ending on the quarter end being tested in the case of Section 7.10(a) hereof, or for the most recently completed fiscal quarter end, in the case of
Section 7.10(b) or (c) hereof) to (ii) its Interest Expense (for the same period) to be less than the following:

                  Period                                      Ratio
                  ------                                      -----

A.       February 23, 2000 through
         December 30, 2000                                2.50 to 1.00

B.       December 31, 2000 through
         Maturity Date                                    3.00 to 1.00

         Section 7.11 FIXED CHARGE COVERAGE RATIO. (a) As of the end of any calendar quarter, (b) at the time of any Advance hereunder (after giving effect to such Advance) and (c) on the date of issuance of any Letter of Credit hereunder (after giving effect to such Letter of Credit), the Borrower shall not permit the ratio of (i) its EBITDA (for the four (4) fiscal quarter period ending on the quarter end being tested in the case of Section 7.11(a) hereof, or for the most recently completed fiscal quarter end, in the case of
Section 7.11(b) or (c) hereof) to (ii) its Fixed Charges (for the same period) to be less than, (A) at any time on or prior to December 31, 2000,
1.05 to 1.00, (B) at any time from January 1, 2001 through and including December 31, 2001, 1.10 to 1.00 and (C) thereafter, 1.15 to 1.00.

         Section 7.12 AFFILIATE TRANSACTIONS. Except as specifically provided herein, and except as described on SCHEDULE 4 attached hereto, the Borrower shall not, and shall not permit any of its Subsidiaries to, at any time engage in any transaction with an Affiliate, or make an assignment or other transfer of any of its properties or assets to any Affiliate, on terms less advantageous to the Borrower or such Subsidiary than would be the case if such transaction had been effected with a non-Affiliate.

         Section 7.13 REAL ESTATE. The Borrower shall not, and shall not permit any of its Subsidiaries to, purchase any real estate, except as contemplated in an Acquisition or Investment permitted under Section 7.6 hereof.

         Section 7.14 ERISA LIABILITIES. The Borrower shall not, and shall not permit any of its ERISA Affiliates to, (i) permit the assets of any of its or their respective Plans to be less than the amount necessary to provide all accrued benefits under such Plans, or (ii) enter into any Multiemployer Plan.

         Section 7.15 SALES AND LEASEBACKS. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, with any third party whereby the Borrower or any Subsidiary shall sell or transfer any property, real or personal, whether now owned or hereafter acquired, and whereby the Borrower or such Subsidiary shall thereof or thereafter rent or lease as lessee such property or any part thereof or other property which the Borrower or such Subsidiary intends to use for substantially the same purpose or purposes as the property sold or transferred; PROVIDED, HOWEVER, that Great Western Directories, Inc. may enter into such an arrangement with respect to real property owned by it as of February 23, 2000 and provided that any proceeds from such arrangement shall be deemed Net Proceeds of an asset sale pursuant to Sections 2.5 and
2.7 hereof if such proceeds are not reinvested within one hundred eighty
(180) days.


                                    ARTICLE 8

                                     DEFAULT

         Section 8.1 EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

                  (a) any representation or warranty made under this Agreement shall prove incorrect or misleading in any material respect when made or deemed to be made pursuant to Section 4.2 hereof;

                  (b) the Borrower shall default in the payment of (i) any interest under any of the Notes or fees or other amounts payable to the Lenders, the Administrative Agent or the Issuing Bank under any of the Loan Documents, or any of them, when due, and such Default shall not be cured by payment in full within three (3) Business Days from the due date or (ii) any principal under any of the Notes when due;

                  (c) the Borrower shall default in the performance or observance of any agreement or covenant contained in Articles 6 or 7 hereof;

                  (d) the Borrower shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 8.1, and such default shall not be cured within a period of thirty (30) days from the occurrence of such Default;

                  (e) there shall occur any default in the performance or observance of any agreement or covenant or breach of any representation or warranty contained in any of the Loan Documents (other than this Agreement or as otherwise provided in Section 8.1 of this Agreement) by the Borrower, any of its Subsidiaries or any other obligor thereunder, which shall not be cured within a period of thirty (30) days from the occurrence of such Default;

                  (f) there shall be entered and remain unstayed a decree or order for relief in respect of the Borrower or any of its Subsidiaries under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of the Borrower or any of its Subsidiaries, or of any substantial part of their respective properties, or ordering the winding-up or liquidation of the affairs of the Borrower, or any of its Subsidiaries, or an involuntary petition shall be filed against the Borrower or any of its Subsidiaries and a temporary stay entered, and (i) such petition and stay shall not be diligently contested, or (ii) any such petition and stay shall continue undismissed for a period of forty-five (45) consecutive days;

                  (g) the Borrower or any of its Subsidiaries shall file a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or the Borrower or any of its Subsidiaries shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower or any of its Subsidiaries or of any substantial part of their respective properties, or the Borrower or any of its Subsidiaries shall fail generally to pay their respective debts as they become due or shall be adjudicated insolvent; the Borrower shall suspend or discontinue its business; the Borrower or any of its Subsidiaries shall have concealed, removed any of its property with the intent to hinder or defraud its creditors or shall have made a fraudulent or preferential transfer under any applicable fraudulent conveyance or bankruptcy law, or the Borrower or any of its Subsidiaries shall take any action in furtherance of any such action;

                  (h) a judgment not covered by insurance or indemnification, where the indemnifying party has agreed to indemnify and is financially able to do so, shall be entered by any court against the Borrower or any of its Subsidiaries for the payment of money which exceeds singly or in the aggregate with other such judgments, $1,000,000.00, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or any of its Subsidiaries which, together with all other such property of the Borrower or any of its Subsidiaries subject to other such process, exceeds in value $1,000,000.00 in the aggregate, and if, within forty-five (45) days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged or stayed pending appeal or removed to bond, or if, after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged or removed to bond;

                  (i) there shall be at any time any "accumulated funding deficiency," as defined in ERISA or in Section 412 of the Code, with respect to any Plan maintained by the Borrower or any of its Subsidiaries or any ERISA Affiliate, or to which the Borrower or any of its Subsidiaries or any ERISA Affiliate has any liabilities, or any trust created thereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan; or PBGC shall institute proceedings to terminate any such Plan; or the Borrower or any of its Subsidiaries or any ERISA Affiliate shall incur any liability to PBGC in connection with the termination of any such Plan; or any Plan or trust created under any Plan of the Borrower or any of its Subsidiaries or any ERISA Affiliate shall engage in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any such Plan, any trust created thereunder, any trustee or administrator thereof, or any party dealing with any such Plan or trust to the tax or penalty on "prohibited transactions" imposed by
Section 502 of ERISA or Section 4975 of the Code;

                  (j) there shall occur: (i) any default with respect to the Subordinated Debt; (ii) any default under any other instrument, document or agreement relating to any Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount exceeding $1,000,000.00; (iii) any event or condition the occurrence of which would permit such acceleration of such Indebtedness, or which, as a result of a failure to comply with the terms thereof, would make such Indebtedness otherwise due and payable, and which event or condition has not been cured within any applicable cure period or waived in writing prior to any declaration of an Event of Default or acceleration of the Loans hereunder; or (iv) any material default under any Interest Hedge Agreement which would permit the obligation of the Borrower to make payments to the counterparty thereunder to be then due and payable;

                  (k) any Loan Document or any material provision thereof, shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by the Borrower or any of its Subsidiaries or by any governmental authority having jurisdiction over the Borrower or any of its Subsidiaries seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or the Borrower or any of its Subsidiaries shall deny that it has any liability or obligation for the payment of principal or interest purported to be created under any Loan Document prior to the payment of such principal or interest;

                  (l) any Security Document shall, for any reason, fail or cease (except by reason of lapse of time) to create a valid and perfected and first-priority Lien on or Security Interest in any material portion of the Collateral purported to be covered thereby, subject only to Permitted Liens (as defined herein);


                                       -64

                  (m)      there shall occur any Change of Control;

                  (n) there shall be announced a "going private" transaction under Rule 13e-3 promulgated pursuant to the Exchange Act;

                  (o) there shall be announced a tender offer by the Borrower under Rule 13e-4 promulgated pursuant to the Exchange Act;

                  (p) the Registration Statement (as defined in the Registration Rights Agreement) shall not have been declared effective within one-hundred eighty (180) days from the closing date of the Registration Rights Agreement;

                  (q) the Borrower fails, refuses or is unable to cause the Registrable Securities (as defined in the Registration Rights Agreement) to be listed with the Approved Market (as defined in the Registration Rights Agreement) and each other securities exchange and market on which the common stock is then traded at all times during the period commencing the earlier of the effective date of the Registration Statement or the 120th day following the closing date of the Registration Rights Agreement, and continuing thereafter for so long as the Debentures are outstanding;

                  (r) the shares of common stock of the Borrower shall be delisted from the Approved Market (as defined in the Registration Rights Agreement) at any time and remain delisted for five (5) consecutive business days;

                  (s) any Subordinated Lender is unable to sell Registrable Securities (as defined in the Registration Rights Agreement) under the Registration Statement for more than (A) ten (10) consecutive days or (B) thirty (30) days in any calendar year ("Suspension Grace Period"), as may be extended pursuant to the following sentence, including without limitation by reason of a suspension of trading of the common stock on the Approved Market, any suspension or stop order with respect to the Registration Statement or the fact that an event has occurred as a result of which the prospectus (including any supplements thereto) included in such Registration Statement then in effect includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, or the number of shares of common stock covered by the Registration Statement is insufficient at such time to make such sales;

                  (t) the Borrower shall not have a sufficient number of its common shares available to satisfy the Borrower's obligations to the Subordinated Lenders upon receipt of a conversion notice or is otherwise unable or unwilling to issue such common shares in accordance with the terms of the Debentures for any reason after receipt of a conversion notice; or

                  (u) the Borrower shall sell or otherwise transfer or dispose of all or substantially all of its assets.

         Section 8.2       REMEDIES.

              (a) If an Event of Default specified in Section 8.1 hereof (other than an Event of Default under Section 8.1(f) or(g) hereof) shall have occurred and shall be continuing, the Administrative Agent may, and at the request of the Required Lenders subject to Section 9.8(a) hereof, shall (i) terminate the Commitments, and/or (ii) declare the principal of and interest on the Loans and the Notes and all other amounts owed to the Lenders, the Administrative Agent and the Issuing Bank under this Agreement, the Notes and any other Loan Documents to be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement, the Notes or any other Loan Document to the contrary notwithstanding, and the Commitments shall thereupon forthwith terminate, and (iii) require the Borrower to, and the Borrower shall thereupon, deposit in an interest bearing account with the Administrative Agent, as cash collateral for the Obligations, an amount equal to the maximum amount currently or at any time hereafter available to be drawn or all outstanding Letters of Credit, and the Borrower hereby pledges to the Administrative Agent, the Lenders and the Issuing Bank and grants to them a security interest in all such cash as security for the Obligations.

              (b) Upon the occurrence and continuance of an Event of Default specified in Section 8.1(f) or (g) hereof, all principal, interest and other amounts due hereunder and under the Notes, and all other Obligations, shall thereupon and concurrently therewith become due and payable and the Commitments shall forthwith terminate and the principal amount of the Loans outstanding hereunder shall bear interest at the Default Rate, and the Borrower shall thereupon forthwith deposit in an interest bearing account with the Administrative Agent, as cash collateral for the Obligations, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, all without any action by the Administrative Agent, the Lenders, the Required Lenders and the Issuing Bank, or any of them, and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or in the other Loan Documents to the contrary notwithstanding.

              (c)   Upon acceleration of the Notes, as provided in subsection
(a) or (b) of this Section 8.2, the Administrative Agent, the Lenders and the Issuing Bank shall have all of the post-default rights granted to them, or any of them, as applicable, under the Loan Documents and under Applicable Law.

              (d)   Upon acceleration of the Notes, as provided in subsection
(a) or (b) of this Section 8.2, the Administrative Agent shall have the right (but not the obligation) upon the request of the Lenders to operate the business of the Borrower and its Subsidiaries in accordance with the terms of the licenses and pursuant to the terms and subject to any limitations contained in the Security Documents and, within guidelines established by the Required Lenders, to make any and all payments and expenditures reasonably necessary in connection therewith, including, without limitation, payment of wages as required under the Fair Labor Standards Act, as amended, and of any necessary withholding taxes to state or federal authorities. In the event the Required Lenders fail to agree upon the guidelines referred to in the preceding sentence within six (6) Business Days after the Administrative Agent has begun to operate the business of the

Borrower, the Administrative Agent may, after giving three (3) days' prior written notice to the Lenders of its intention to do so, make such payments and expenditures as it deems reasonable and advisable in its sole discretion to maintain the normal day-to-day operation of such business. If no proceeding of the type described in Section 8.1(f) or (g) hereof has been commenced, such payments and expenditures in excess of receipts shall constitute Advances under this Agreement, not in excess of the amount of the Revolving Loan Commitments. Advances made pursuant to this Section 8.2(d) shall bear interest as provided in Section 2.3(d) hereof and shall be payable on demand. The making of one or more Advances under this Section 8.2(d) shall not create any obligation on the part of the Lenders to make any additional Advances hereunder. No exercise by the Administrative Agent of the rights granted to it under this Section 8.2(d) shall constitute a waiver of any other rights and remedies granted to the Administrative Agent, the Lenders and the Issuing Bank, or any of them, under this Agreement or at law. The Borrower hereby irrevocably appoints the Administrative Agent, as agent for the Lenders and the Issuing Bank, the true and lawful attorney of the Borrower, in its name and stead and on its behalf, to execute, receipt for or otherwise act in connection with any and all contracts, instruments or other documents in connection with the operation of the Borrower's business in the exercise of the Administrative Agent's, the Lenders' and the Issuing Bank's rights under this Section 8.2(d). Such power of attorney is coupled with an interest and is irrevocable. The rights of the Administrative Agent under this Section 8.2(d) shall be subject to its prior compliance with Applicable Law, including, without limitation, the Communications Act and FCC rules and policies promulgated thereunder, to the extent applicable to the exercise of such rights.

              (e)   Upon acceleration of the Notes, as provided in subsection
(a) or (b) of this Section 8.2, the Administrative Agent, upon request of the Required Lenders, shall have the right to the appointment of a receiver for the properties and assets of the Borrower and its Subsidiaries, and the Borrower, for itself and on behalf of its Subsidiaries, hereby consents to such rights and such appointment and hereby waives any objection the Borrower or any Subsidiary may have thereto or the right to have a bond or other security posted by the Administrative Agent, for itself and on behalf of the Lenders and the Issuing Bank, in connection therewith. The rights of the Administrative Agent under this Section 8.2(e) shall be subject to its prior compliance with Applicable Law, including, without limitation, the Communications Act and FCC rules and policies promulgated thereunder, to the extent applicable to the exercise of such rights.

              (f) The rights and remedies of the Administrative Agent, the Lenders and the Issuing Bank hereunder shall be cumulative, and not exclusive.

              (g) In the event that the Administrative Agent establishes a cash collateral account as contemplated by this Section 8.2, the Administrative Agent shall invest all funds in such account in such investments as the Administrative Agent, in its sole and absolute discretion, deems appropriate. The Borrower hereby acknowledges and agrees that any interest earned on such funds shall be retained by the Administrative Agent as additional collateral for the Obligations. Upon satisfaction in full of all Obligations, the Administrative Agent shall pay any amounts then held in such account to the Borrower.

         Section 8.3 PAYMENTS SUBSEQUENT TO DECLARATION OF EVENT OF DEFAULT. Subsequent to the acceleration of the Loans under Section 8.2 hereof, payments and prepayments under this Agreement made to the Administrative Agent, the Lenders and the Issuing Bank or otherwise received by any of such Persons (from realization on Collateral for the Obligations or otherwise) shall be paid over to the Administrative Agent (if necessary) and distributed by the Administrative Agent as follows: FIRST, to the Administrative Agent's reasonable costs and expenses, if any, incurred in connection with the collection of such payment or prepayment, including, without limitation, any reasonable costs incurred by it in connection with the sale or disposition of any Collateral for the Obligations and all amounts under Section 11.2(b) and (c) hereof; SECOND, to the Lenders, the Administrative Agent and the Issuing Bank for any fees hereunder or under any of the other Loan Documents then due and payable; THIRD, to the Lenders pro rata on the basis of their respective unpaid principal amounts (except as provided in Section 2.2(e) hereof), to the payment of any unpaid interest which may have accrued on the Obligations; FOURTH, to the Lenders pro rata based on the Loans, then outstanding until all Loans have been paid in full (and, for purposes of this clause, obligations under Interest Hedge Agreements with the Lenders or their Affiliates or any of them shall be paid on a pro rata basis with the Loans); FIFTH, to the Lenders pro rata on the basis of their respective unpaid amounts, to the payment of any other unpaid Obligations; and SIXTH, to the Borrower or as otherwise required by law.

                                    ARTICLE 9

                            THE ADMINISTRATIVE AGENT

         Section 9.1 APPOINTMENT AND AUTHORIZATION. Each Lender and the Issuing Bank hereby irrevocably appoints and authorizes, and each Lender hereby agrees that it will require any transferee of any of its interest in its portion of the Loans and in its Note irrevocably to appoint and authorize, the Administrative Agent to take such actions as its agent on its behalf and to exercise such powers hereunder and under the other Loan Documents as are delegated by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Neither the Administrative Agent, nor any of its respective directors, officers, employees or agents, shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct as determined by a final, non-appealable judicial order of a court of competent jurisdiction.

         Section 9.2 INTEREST HOLDERS. The Administrative Agent may treat each Lender, or the Person designated in the last notice filed with the Administrative Agent, as the holder of all of the interests of such Lender in its portion of the Loans and in its Note until written notice of transfer, signed by such Lender (or the Person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent.

         Section 9.3 CONSULTATION WITH COUNSEL. The Administrative Agent may consult with Powell, Goldstein, Frazer & Murphy LLP, Atlanta, Georgia, special counsel to the Administrative Agent, or with other legal counsel selected by it and shall not be liable for any action taken or suffered by it in good faith in consultation with the Required Lenders and in reasonable reliance on such consultations.

         Section 9.4 DOCUMENTS. The Administrative Agent shall be under no duty to examine, inquire into, or pass upon the validity, effectiveness or genuineness of this Agreement, any Note, any other Loan Document, or any instrument, document or communication furnished pursuant hereto or in connection herewith, and the Administrative Agent shall be entitled to assume that they are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

         Section 9.5 ADMINISTRATIVE AGENT AND AFFILIATES. With respect to the Commitments and the Loans, the Administrative Agent shall have the same rights and powers hereunder as any other Lender and the Administrative Agent and Affiliates of the Administrative Agent may accept deposits from, lend money to and generally engage in any kind of business with the Borrower, any of its Subsidiaries or any Affiliates of, or Persons doing business with, the Borrower, as if they were not affiliated with the Administrative Agent and without any obligation to account therefor.

         Section 9.6 RESPONSIBILITY OF THE ADMINISTRATIVE AGENT. The duties and obligations of the Administrative Agent under this Agreement are only those expressly set forth in this Agreement. The Administrative Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing unless it has actual knowledge, or has been notified in writing by the Borrower, of such fact, or has been notified by a Lender or Issuing Bank in writing that such Lender or Issuing Bank considers that a Default or an Event of Default has occurred and is continuing, and such Lender or the Issuing Bank shall specify in detail the nature thereof in writing. The Administrative Agent shall not be liable hereunder for any action taken or omitted to be taken except for its own gross negligence or willful misconduct as determined by a final, non-appealable judicial order of a court of competent jurisdiction. The Administrative Agent shall provide each Lender and the Issuing Bank with copies of such documents received from the Borrower as such Lender or Issuing Bank may reasonably request.

         Section 9.7    ACTION BY THE ADMINISTRATIVE AGENT.

                  (a) The Administrative Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement, unless the Administrative Agent shall have been instructed by the Required Lenders (or, where expressly required, all Lenders) to exercise or refrain from exercising such rights or to take or refrain from taking such action, PROVIDED that the Administrative Agent shall not exercise any rights under Section 8.2(a) hereof without the request of the Required Lenders (or, where expressly required, all of the Lenders) unless time is of the essence, in which case, such action can be taken at the request of the Administrative

Agent. The Administrative Agent shall incur no liability under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or willful misconduct as determined by a final, non-appealable judicial order of a court having jurisdiction over the subject matter.

                  (b) The Administrative Agent shall not be liable to the Lenders, the Issuing Bank or the Borrower or any of the Borrower's Subsidiaries in acting or refraining from acting under this Agreement or any other Loan Document in accordance with the instructions of the Required Lenders (or, where expressly required, all of the Lenders), and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders, except for its gross negligence or willful misconduct as determined by a final, non-appealable judicial order of a court having jurisdiction over the subject matter. The Administrative Agent shall not be obligated to take any action which is contrary to law or which would in its reasonable opinion subject it to liability.

         Section 9.8 NOTICE OF DEFAULT OR EVENT OF DEFAULT. In the event that the Administrative Agent, any Lender or the Issuing Bank shall acquire actual knowledge, or shall have been notified, of any Default or Event of Default, the Administrative Agent, such Lender or the Issuing Bank shall promptly notify the Administrative Agent, the other Lenders and the Issuing Bank (provided failure to give such notice shall not result in any liability on the part of such Person), and the Administrative Agent shall take such action and assert such rights under this Agreement and the other Loan Documents as the Required Lenders (or, where expressly required, all Lenders) shall request in writing, and the Administrative Agent shall not be subject to any liability by reason of its acting pursuant to any such request. If the Required Lenders (or, where expressly required, all Lenders) shall fail to request the Administrative Agent to take action or to assert rights under this Agreement or any other Loan Documents in respect of any Default or Event of Default within ten (10) days after their receipt of the notice of any Default or Event of Default from the Administrative Agent, any Lender or the Issuing Bank, or shall request inconsistent action with respect to such Default or Event of Default, the Administrative Agent may, but shall not be required to, take such action and assert such rights (other than rights under Article 8 hereof) as it deems in its discretion to be advisable for the protection of the Lenders, except that, if the Required Lenders (or, where expressly required, all Lenders) have instructed the Administrative Agent not to take such action or assert such right, in no event shall the Administrative Agent act contrary to such instructions unless time is of the essence, in which case, the Administrative Agent may act in accordance with its reasonable discretion.

         Section 9.9 RESPONSIBILITY DISCLAIMED. The Administrative Agent shall not be under any liability or responsibility whatsoever as Administrative
Agent:

                  (a) to the Borrower or any other Person as a consequence of any failure or delay in performance by, or any breach by, any Lender or the Issuing Bank of any of its or their (as applicable) obligations under this Agreement;

                  (b) to any Lender or the Issuing Bank as a consequence of any failure or delay in performance by, or any breach by, (i) the Borrower of any of its obligations under this Agreement or the Notes or any other Loan Document, or (ii) any Subsidiary of the Borrower or any other obligor under any other Loan Document;

                  (c) to any Lender or the Issuing Bank for any statements, representations or warranties in this Agreement, or any other document contemplated by this Agreement or any information provided pursuant to this Agreement, any other Loan Document, or any other document contemplated by this Agreement, or for the validity, effectiveness, enforceability or sufficiency of this Agreement, the Notes, any other Loan Document, or any other document contemplated by this Agreement; or

                  (d) to any Person for any act or omission other than that arising from gross negligence or willful misconduct of the Administrative Agent as determined by a final, non-appealable judicial order of a court of competent jurisdiction.

         Section 9.10 INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower) pro rata according to their respective Commitment Ratios, from and against any and all liabilities, obligations, losses (other than the loss of principal and interest hereunder in the event of a bankruptcy or out-of-court `work-out' of the Loans), damages, penalties, actions, judgments, suits, costs, expenses (including reasonable fees and expenses of experts, agents, consultants and counsel), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any other Loan Document, or any other document contemplated by this Agreement or any other Loan Document or any action taken or omitted by the Administrative Agent under this Agreement, any other Loan Document, or any other document contemplated by this Agreement, except that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent as determined by a final, non-appealable judicial order of a court having jurisdiction over the subject matter.

         Section 9.11   CREDIT DECISION.  Each Lender confirms that:

                  (a) in making its decision to enter into this Agreement and to make its portion of the Loans it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrower and that it has made an independent credit judgment, and that it has not relied upon the Administrative Agent or information provided by the Administrative Agent (other than information provided to the Administrative Agent by the Borrower and forwarded by the Administrative Agent to the Lenders); and

                  (b) so long as any portion of the Loans remains outstanding or such Lender has an obligation to make its portion of Advances hereunder, it will continue to make its own independent evaluation of the financial condition and affairs of the Borrower.

         Section 9.12 SUCCESSOR ADMINISTRATIVE AGENT. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving written notice thereof to the Lenders, the Issuing Bank and the Borrower and may be removed at any time for cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent which appointment shall, prior to a Default, be subject to the consent of the Borrower, acting reasonably. If (a) no successor Administrative Agent shall have been so appointed by the Required Lenders or (b) if appointed, no successor Administrative Agent shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gave notice of resignation or the Required Lenders removed the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be any Lender or a commercial bank organized under the laws of the United States of America or any political subdivision thereof which has combined capital and reserves in excess of $250,000,000.00 and which shall be reasonably acceptable to the Borrower. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent. In the event that the Administrative Agent or any of its respective Affiliates ceases to be a Lender hereunder, such Person shall resign its agency hereunder.

         Section 9.13 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under the Loan Documents by or through agents or attorneys selected by it using reasonable care, and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

         Section 9.14 BORROWER'S RIGHT TO PROCEED AGAINST LENDERS. In the event that any Lender fails or refuses to perform its obligations as provided herein (a "NONPERFORMING LENDER"), Borrower reserves and shall have the right to proceed against any such Nonperforming Lender, including, without limitation, the right to pursue all legal and equitable remedies available to Borrower in connection with the breach of any Nonperforming Lender's obligations as provided herein; each Lender hereby specifically acknowledges such right of Borrower.

         Section 9.15 NO RESPONSIBILITIES OF SYNDICATION AGENT. The Syndication Agent shall have no responsibilities hereunder or under any of the Loan Documents in its capacity as Syndication Agent.

                                  ARTICLE 10

                CHANGE IN CIRCUMSTANCES AFFECTING LIBOR ADVANCES

         Section 10.1 LIBOR BASIS DETERMINATION INADEQUATE OR UNFAIR. If with respect to any proposed LIBOR Advance for any Interest Period, the Administrative Agent determines after consultation with the Lenders that deposits in dollars (in the applicable amount) are not being offered to each of the Lenders in the relevant market for such Interest Period or that adequate and fair means do not exist for determining the LIBOR Basis, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such situation no longer exist, the obligations of any affected Lender to make its portion of such LIBOR Advances shall be suspended.

         Section 10.2 ILLEGALITY. If after the date hereof, the adoption of any Applicable Law, or any change in any Applicable Law (whether adopted before or after the Agreement Date), or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any Lender to make, maintain or fund its portion of LIBOR Advances, such Lender shall so notify the Administrative Agent, and the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower. Before giving any notice to the Administrative Agent pursuant to this Section 10.2, such Lender shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the sole reasonable judgment of such Lender, be otherwise materially disadvantageous to such Lender. Upon receipt of such notice, notwithstanding anything contained in Article 2 hereof, the Borrower shall repay in full the then outstanding principal amount of such Lender's portion of each affected LIBOR Advance, together with accrued interest thereon, on either (a) the last day of the then current Interest Period applicable to such affected LIBOR Advances if such Lender may lawfully continue to maintain and fund its portion of such LIBOR Advance to such day or (b) immediately if such Lender may not lawfully continue to fund and maintain its portion of such affected LIBOR Advances to such day. Concurrently with repaying such portion of each affected LIBOR Advance, the Borrower may borrow a Base Rate Advance from such Lender, whether or not it would have been entitled to effect such borrowing and such Lender shall make such Advance, if so requested, in an amount such that the outstanding principal amount of the affected Note held by such Lender shall equal the outstanding principal amount of such Note or Notes immediately prior to such repayment. The obligation of such Lender to make LIBOR Advances is suspended only until such time as it is once more possible and legal for such Lender to make fund and maintain LIBOR Advances.

         Section 10.3   INCREASED COSTS.

                  (a) If after the date hereof, the adoption of any Applicable Law, or any change in any Applicable Law (whether adopted before or after the Agreement Date), or any interpretation or change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Lender with any directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                           (1) shall subject any Lender to any tax, duty or other charge with respect to its obligation to make its portion of LIBOR Advances, or its portion of existing Advances, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its portion of LIBOR Advances or in respect of any other amounts due under this Agreement, in respect of its portion of LIBOR Advances or its obligation to make its portion of LIBOR Advances (except for changes in the rate or method of calculation of tax on the revenues or net income of such Lender); or

                           (2) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding any included in an applicable Eurodollar Reserve Percentage), special deposit, capital adequacy, assessment or other requirement or condition against assets of, deposits with or for the account of, or commitments or credit extended by, any Lender or shall impose on any Lender or the London interbank borrowing market any other condition affecting its obligation to make its portion of such LIBOR Advances or its portion of existing Advances;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any of its portion of LIBOR Advances, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under its Note with respect thereto, then, within ten (10) days after demand by such Lender, the Borrower agrees to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased costs. Notwithstanding the foregoing, the Borrower shall only be obligated to compensate the Issuing Bank or such Lender for any amount under this subsection arising or occurring during (i) in the case of each such request for compensation, any time or period commencing not more than one hundred eighty (180) days prior to the date on which the Issuing Bank or such Lender submits such request and (ii) any other time or period during which, because of the unannounced retroactive application of such law, regulation, interpretation, request or directive, the Issuing Bank or such Lender could not have known that the resulting increase might arise. Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 10.3 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole reasonable judgment of such Lender made in good faith, be otherwise materially disadvantageous to such Lender.

                  (b)   Any Lender claiming compensation under this Section
10.3 shall provide the Borrower with a written certificate setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor in reasonable detail. Such certificate shall be presumptively correct absent manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. If any Lender demands compensation under this Section 10.3, the Borrower may at any time, upon at least five (5) Business Days' prior notice to such Lender, prepay in full such Lender's portion of the then outstanding LIBOR Advances, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.9 hereof. Concurrently with prepaying such portion of LIBOR Advances the Borrower may, whether or not then entitled to make such borrowing, borrow a Base Rate Advance, or a LIBOR Advance not so affected, from such Lender, and such Lender shall, if so requested, make such Advance in an amount such that the outstanding principal amount of the affected Note or Notes held by such Lender shall equal the outstanding principal amount of such Note or Notes immediately prior to such prepayment.

         Section 10.4 EFFECT ON OTHER ADVANCES. If notice has been given pursuant to Section 10.1, 10.2 or 10.3 hereof suspending the obligation of any Lender to make its portion of any type of LIBOR Advance, or requiring such Lender's portion of LIBOR Advances to be repaid or prepaid, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all amounts which would otherwise be made by such Lender as its portion of LIBOR Advances shall, unless otherwise notified by the Borrower, be made instead as Base Rate Advances.


                                   ARTICLE 11

                                  MISCELLANEOUS

         Section 11.1   NOTICES.

                  (a) Except as otherwise expressly provided herein, all notices and other communications under this Agreement and the other Loan Documents (unless otherwise specifically stated therein) shall be in writing and shall be deemed to have been given three (3) Business Days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, or one (1) Business Day after being entrusted to a reputable commercial overnight delivery service for next day delivery, or when sent on a Business Day prior to 5:00 p.m. (Los Angeles, California time) by telecopy addressed to the party to which such notice is directed at its address determined as provided in this Section 11.1. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

                  (i)   If to the Borrower or its Subsidiaries, to it
                        (or them) at:

                        WorldPages.com, Inc.
                        390 South Woods Mill Road
                        Suite 260
                        St. Louis, Missouri  63017
                        Attn: Mr. Michael Pruss, CFO
                        Facsimile: (314) 469-3539

                                    WITH COPY TO:

                                    Haynes and Boone, LLP
                                    901 Main Street
                                    Suite 3100
                                    Dallas, Texas  75202
                                    Attn:    Paul Amiel, Esq.
                                    Facsimile: (214) 651-5940

                           (ii)     If to the Administrative Agent, to it at:

                                    Bank of America, N.A.
                                    555 S. Flower Street
                                    11th Floor, Unit 3283
                                    Los Angeles, California  90071
                                    Attn:    Mr. George V. Hausler
                                    Facsimile: (213) 228-2641

                                    WITH A COPY TO:

                                    Powell, Goldstein, Frazer & Murphy LLP
                                    Sixteenth Floor
                                    191 Peachtree Street, N.E.
                                    Atlanta, Georgia  30303
                                    Attn:  Douglas S. Gosden, Esq.
                                    Facsimile: (404) 572-6999

                           (iii) If to the Lenders or the Issuing Bank, to them at the addresses set forth on SCHEDULE 7 hereto.

The failure to provide copies shall not affect the validity of the notice given to the primary recipient.

                  (b) Any party hereto may change the address to which notices shall be directed under this Section 11.1 by giving ten (10) days' written notice of such change to the other parties.

         Section 11.2 EXPENSES. The Borrower will promptly pay, or reimburse:

                  (a) all reasonable out-of-pocket expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, and the transactions contemplated hereunder and thereunder and the making of the initial Advance hereunder (whether or not such Advance is made), including, but not limited to, the reasonable fees and disbursements of Powell, Goldstein, Frazer & Murphy LLP, Atlanta, Georgia, special counsel for the Administrative Agent; and

                  (b) all reasonable out-of-pocket costs and expenses of the Administrative Agent, the Lenders and the Issuing Bank of enforcement under this Agreement or the other Loan Documents and all reasonable out-of-pocket costs and expenses of collection if an Event of Default occurs in the payment of the Notes, which in each case shall include reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent, the Lenders and the Issuing Bank.

         Section 11.3 WAIVERS. The rights and remedies of the Administrative Agent, the Lenders and the Issuing Bank under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Administrative Agent, the Required Lenders, the Lenders and the Issuing Bank, or any of them, in exercising any right, shall operate as a waiver of such right. The Administrative Agent, the Lenders and the Issuing Bank expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any future funding of a Request for Advance. In the event the Lenders decide to fund a Request for Advance or the Issuing Bank to issue a Letter of Credit at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by the Lenders or the Issuing Bank, respectively, shall not be deemed to constitute an undertaking by the Lenders to fund any further Request for Advance or the Issuing Bank to issue any further Letter of Credit or preclude the Lenders, the Administrative Agent and the Issuing Bank from exercising any rights available under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Administrative Agent, the Lenders, the Required Lenders or the Issuing Bank, shall not constitute a modification of this Agreement or any other Loan Document, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing at variance with the terms of this Agreement or any other Loan Document such as to require further notice of their intent to require strict adherence to the terms of this Agreement or any other Loan Document in the future.

         Section 11.4 SET-OFF. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent, each of the Lenders and the Issuing Bank are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by any Lender, the Administrative Agent or the Issuing Bank, to or for the credit or the account of the Borrower or any of its Subsidiaries, against and on account of the obligations and liabilities of the Borrower to the Lenders, the Administrative Agent or the Issuing Bank, including, but not limited to, all Obligations and any other claims of any nature or description arising out of or connected with this Agreement, the Notes or any other Loan Document, irrespective of whether (a) any Lender, the Administrative Agent or the Issuing Bank shall have made any demand hereunder or (b) any Lender, the Administrative Agent or the Issuing Bank shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by Section 8.2 hereof and although such obligations and liabilities or any of them shall be contingent or unmatured. Upon direction by the Administrative Agent, with the consent of all of the Lenders, each Lender holding deposits of the Borrower or any of its Subsidiaries shall exercise its set-off rights as so directed.

         Section 11.5      ASSIGNMENT.

                  (a) The Borrower may not assign or transfer any of its rights or obligations hereunder, under the Notes or under any other Loan Document without the prior written consent of each Lender.

                  (b) Each Lender may sell (i) assignments of any amount of its interest hereunder to any Lender or (ii) assignments or participations of one hundred percent (100%) (or, prior to the occurrence and during the continuance of an Event of Default, with the consent of the Borrower (such consent not to be unreasonably withheld or delayed), a smaller percentage) of its interest hereunder to (A) one or more wholly-owned Affiliates of such Lender (PROVIDED that, if such Affiliate is not a financial institution, such Lender shall be obligated to repurchase such assignment if such Affiliate is unable to honor its obligations hereunder), or (B) any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank (no assignment shall relieve such Lender from its obligations hereunder).

                  (c) Each Lender may sell assignments or participations to one or more other banks or other Persons pursuant to which each Lender may assign or participate its interest under this Agreement and the other Loan Documents, including, its interest in any particular Advance or portion thereof, PROVIDED that (1) all assignments (other than assignments described in Section 11.5(b) hereof) shall be in minimum principal amounts of the LESSER of (X) $10,000,000.00, and (Y) the amount of such Lender's Commitment, and (2) all assignments and participations (other than assignments and participations described in Section 11.5(b) hereof) hereunder shall be subject to the following additional terms and conditions:

                           (i) no assignment shall be sold without the prior consent of the Administrative Agent and prior to the occurrence and continuation of an Event of Default, the consent of the Borrower, which consents shall not be unreasonably withheld or delayed;

                           (ii) any Person purchasing a participation or an assignment of any portion of the Loans from any Lender shall be required to represent and warrant that its purchase shall not constitute a "prohibited transaction" (as defined in Section 4.1(l) hereof);

                           (iii)    the Borrower, the Lenders, the
         Administrative Agent and the Issuing Bank agree that assignments permitted hereunder (including the assignment of any Advance or portion thereof) may be made with all voting rights, and shall be made pursuant to an Assignment and Assumption Agreement. An administrative fee of

         $3,500.00 shall be payable to the Administrative Agent by the assigning Lender at the time of any assignment under this Section 11.5(b);

                           (iv) no participation agreement shall confer any rights under this Agreement or any other Loan Document to any purchaser thereof, or relieve any issuing Lender from any of its obligations under this Agreement, and all actions hereunder shall be conducted as if no such participation had been granted; PROVIDED, HOWEVER, that any participation agreement may confer on the participant the right to approve or disapprove decreases in the interest rate, increases in the principal amount of the Loans participated in by such participant, decreases in fees, extensions of the Maturity Date, or other principal payment date for the Loans and releases of Collateral;

                           (v)      each Lender agrees to provide the
         Administrative Agent and the Borrower with prompt written notice of any issuance of participations in or assignments of its interests hereunder;

                           (vi) no assignment, participation or other transfer of any rights hereunder or under the Notes shall be effected that would result in any interest requiring registration under the Securities Act of 1933, as amended, or qualification under any state securities law;

                           (vii) no such assignment may be made to any bank or other financial institution (x) with respect to which a receiver or conservator (including, without limitation, the Federal Deposit Insurance Corporation, the Resolution Trust Company or the Office of Thrift Supervision) has been appointed or (y) that is not "adequately capitalized" (as such term is defined in Section 131(b)(1)(B) of the Federal Deposit Insurance Corporation Improvement Act as in effect on the Agreement Date); and

                           (viii) if applicable, each Lender organized outside the United States of America shall, and shall cause each of its assignees organized outside the United States of America to, provide to the Administrative Agent on or prior to the effective date of any assignment an appropriate Internal Revenue Service form as required by Applicable Law supporting such Lender's or assignee's position that no withholding by the Borrower or the Administrative Agent for United States. income tax payable by such Bank or assignee in respect of amounts received by it hereunder is required. For purposes of this Agreement, an appropriate Internal Revenue Service form shall mean Form 1001 (Ownership Exemption or Reduced Rate Certificate of the United States. Department of Treasury), or Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States), or any successor or related forms adopted by the relevant United States taxing authorities.

                  (d) Except as specifically set forth in Section 11.5(b) or (c) hereof, nothing in this Agreement or the Notes, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement or the Notes.

                  (e) In the case of any participation, all amounts payable by the Borrower under the Loan Documents shall be calculated and made in the manner and to the parties hereto as if no such participation had been sold.

                  (f) The provisions of this Section 11.5 shall not apply to any purchase of participations among the Lenders pursuant to Section 2.10 hereof.

                  (g) A Lender may furnish any information concerning the Borrower in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) subject, however, to and so long as the recipient agrees in writing to be bound by the provision of Section 11.19 hereof. In addition, the Administrative Agent may furnish any information concerning any Obligor or any of its Affiliates in the Administrative Agent's possession to any Affiliate of Administrative Agent, subject, however, to the provisions of Section 11.19 hereof. The Obligors shall assist any Lender in effectuating any assignment or participation pursuant to this Section 11.5 hereof (including during syndication) in whatever manner such Lender reasonably deems necessary, including participation in meetings with prospective transferees.

         Section 11.6 ACCOUNTING PRINCIPLES. All references in this Agreement to GAAP shall be to such principles as in effect from time to time. All accounting terms used herein without definition shall be used as defined under GAAP. All references to the financial statements of the Borrower and to its EBITDA, Interest Expense and Total Debt, and other such terms shall be deemed to refer to such items of the Borrower and its Subsidiaries, on a fully consolidated basis.

         Section 11.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

         Section 11.8 GOVERNING LAW. This Agreement and the Notes shall be construed in accordance with and governed by the internal laws of the State of Texas applicable to agreements made and to be performed in Texas. If any action or proceeding shall be brought by the Administrative Agent or any Lender hereunder or under any other Loan Document in order to enforce any right or remedy under this Agreement or under any Note or any other Loan Document, the Borrower hereby consents and will, and the Borrower will cause each Subsidiary to, submit to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Northern District of Texas on the date of this Agreement. The Borrower, for itself and on behalf of its Subsidiaries, hereby agrees that, to the extent permitted by Applicable Law, service of the summons and complaint and all other process which may be served in any such suit, action or proceeding may be effected by mailing by registered mail a copy of such process to the offices of the Borrower at the address given in Section 11.1 hereof and that personal service of process shall not be required. Nothing herein shall be construed to prohibit service of process by any other method permitted by law, or the bringing of any suit, action or proceeding in any other jurisdiction. The Borrower agrees that final judgment in such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by Applicable Law.

         Section 11.9 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 11.10     INTEREST.

                  (a) In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by Applicable Law, and in the event any such payment is inadvertently made by the Borrower or inadvertently received by the Administrative Agent or any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Administrative Agent or such Lender, in writing, that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower not pay and the Administrative Agent and the Lenders not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under Applicable Law.

                  (b) Notwithstanding the use by the Lenders of the Base Rate and the LIBOR as reference rates for the determination of interest on the Loans, the Lenders shall be under no obligation to obtain funds from any particular source in order to charge interest to the Borrower at interest rates related to such reference rates.

         Section 11.11 TABLE OF CONTENTS AND HEADINGS. The Table of Contents and the headings of the various subdivisions used in this Agreement are for convenience only and shall not in any way modify or amend any of the terms or provisions hereof, nor be used in connection with the interpretation of any provision hereof.

         Section 11.12 AMENDMENT AND WAIVER. Neither this Agreement nor any Loan Document nor any term hereof or thereof may be amended orally, nor may any provision hereof or thereof be waived orally but only by an instrument in writing signed by or at the direction of the Required Lenders and, in the case of an amendment, by the Borrower, except that in the event of (a) any increase in the amount of any Lender's portion of the Revolving Loan Commitments or of its Commitment Ratio, (b) any delay, change or extension in the terms or amounts of repayment of the Loans provided in Section 2.4, 2.5 or 2.6 hereof,
(c) any reduction in principal, interest or fees due hereunder or postponement of the payment thereof without a corresponding payment of such principal, interest or fee amount by the Borrower, (d) any release of any portion of the Collateral for the Loans, except under Section 7.4 hereof or as permitted under the Subsidiary Guaranty, (e) any release of any Guarantor to a Guaranty of all or any portion of the Obligations, except in connection with a merger, sale or other disposition otherwise permitted hereunder (in which case, such release shall require no further approval by the Lenders or as permitted under such Guaranty), or (f) any amendment of this Section 11.12, of the definition of

Required Lenders, or of any Section herein to the extent that such Section requires action by all Lenders, any amendment or waiver or consent may be made only by an instrument in writing signed by each of the Lenders and, in the case of an amendment, by the Borrower. Any amendment to any provision hereunder governing the rights, obligations, or liabilities of the Administrative Agent in its capacity as such, may be made only by an instrument in writing signed by such affected Person and by each of the Lenders.

         Section 11.13 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement and the other documents described or contemplated herein will embody the entire agreement and understanding among the parties hereto and thereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

         Section 11.14 OTHER RELATIONSHIPS. No relationship created hereunder or under any other Loan Document shall in any way affect the ability of the Administrative Agent and each Lender to enter into or maintain business relationships with the Borrower or any of its Affiliates beyond the relationships specifically contemplated by this Agreement and the other Loan Documents.

         Section 11.15 DIRECTLY OR INDIRECTLY. If any provision in this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

         Section 11.16 RELIANCE ON AND SURVIVAL OF VARIOUS PROVISIONS. All covenants, agreements, statements, representations and warranties made herein or in any certificate delivered pursuant hereto (i) shall be deemed to have been relied upon by the Administrative Agent, each of the Lenders and the Issuing Bank notwithstanding any investigation heretofore or hereafter made by them, and (ii) shall survive the execution and delivery of the Notes and shall continue in full force and effect so long as any Note is outstanding and unpaid. Any right to indemnification hereunder, including, without limitation, rights pursuant to Sections 2.10, 2.12, 5.11, 10.3 and 11.2 hereof, shall survive the termination of this Agreement and the payment and performance of all Obligations for three hundred and sixty-five (365) days after the termination of this Agreement and the payment and performance of all Obligations.

         Section 11.17 OBLIGATIONS SEVERAL. The obligations of the Administrative Agent and each of the Lenders hereunder are several, not joint.

         Section 11.18 CONFIDENTIALITY. Each Lender, the Issuing Bank and the Administrative Agent agrees to keep confidential information obtained by it pursuant hereto and the other Loan Documents confidential in accordance with such Person's customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Person's employees, representatives, directors, attorneys, auditors, agents, professional advisors, trustees or affiliates who are advised of the confidential nature of such information or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provision of this Section 11.19), (b) to the extent such information presently is or hereafter becomes available to such Lender on a non-confidential basis from any source of such information that is in the public domain at the time of disclosure, (c) to the extent disclosure is required by law (including applicable securities laws), regulation, subpoena or judicial order or process (PROVIDED that notice of such requirement or order shall be promptly furnished to the Borrower unless such notice is legally prohibited) or requested or required by bank, securities, insurance or investment company regulations or auditors or any administrative body or commission (including the Securities Valuation Office of the National Association of Insurance Commissioners) to whose jurisdiction such Person may be subject, (d) to any rating agency to the extent required in connection with any rating to be assigned to such Lender, (e) to assignees or participants or prospective assignees or participants who agree to be bound by the provisions of this Section 11.19, (f) to the extent required in connection with any litigation between any Obligor and any Lender with respect to the Loans or this Agreement and the other Loan Documents or (g) with the Borrower's prior written consent.


                                   ARTICLE 12

                              WAIVER OF JURY TRIAL

         Section 12.1 WAIVER OF JURY TRIAL. THE BORROWER, FOR ITSELF AND ON BEHALF OF ITS SUBSIDIARIES, THE ADMINISTRATIVE AGENT, THE LENDERS AND THE ISSUING BANK, HEREBY AGREE, TO THE EXTENT PERMITTED BY LAW, TO WAIVE AND HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR PROCEEDING OF ANY TYPE IN WHICH THE BORROWER, ANY OF THE BORROWER'S SUBSIDIARIES, ANY OF THE LENDERS, THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, ANY OF THE NOTES OR THE OTHER LOAN DOCUMENTS AND THE RELATIONS AMONG THE PARTIES LISTED IN THIS SECTION
12.1. EXCEPT AS PROHIBITED BY LAW, EACH PARTY TO THIS AGREEMENT WAIVES ANY RIGHTS IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THIS
SECTION 12.1, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH PARTY TO THIS AGREEMENT (i) CERTIFIES THAT NEITHER ANY REPRESENTATIVE, AGENT OR ATTORNEY OF THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.1. THE PROVISIONS OF THIS SECTION
12.1 HAVE BEEN FULLY DISCLOSED BY AND TO THE PARTIES AND THE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO

PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 12.1 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused it to be executed by their duly authorized officers, all as of the day and year first above written.


BORROWER:                               WORLDPAGES.COM, INC.


                                        By:
                                           -------------------------------------

                                             Name:
                                                  ------------------------------

                                             Title:
                                                   -----------------------------


ADMINISTRATIVE AGENT:                   BANK OF AMERICA, N.A.


                                        By:
                                           -------------------------------------

                                             Name:
                                                  ------------------------------

                                             Title:
                                                   -----------------------------


ISSUING BANK:                           BANK OF AMERICA, N.A.


                                        By:
                                           -------------------------------------

                                             Name:
                                                  ------------------------------

                                             Title:
                                                   -----------------------------






                                                            WORLDPAGES.COM, INC.
                                             AMENDED AND RESTATED LOAN AGREEMENT
                                                                SIGNATURE PAGE 1

LENDER:                                 BANK OF AMERICA, N.A.


                                        By:
                                           -------------------------------------

                                             Name:
                                                  ------------------------------

                                             Title:
                                                   -----------------------------





















                                                            WORLDPAGES.COM, INC.
                                             AMENDED AND RESTATED LOAN AGREEMENT
                                                                SIGNATURE PAGE 2

LENDER:                                 FLEET NATIONAL BANK


                                        By:
                                           -------------------------------------

                                             Name:
                                                  ------------------------------

                                             Title:
                                                   -----------------------------























                                                            WORLDPAGES.COM, INC.
                                             AMENDED AND RESTATED LOAN AGREEMENT
                                                                SIGNATURE PAGE 3